UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

KONTOOR BRANDS, INC.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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Letter to Shareholders

March 11, 2020

Dear Shareholders:

On behalf of the Board of Directors and the leadership team, I am pleased to invite you to attend the Kontoor Brands, Inc. 2020 Annual Meeting of Shareholders (the “Annual Meeting”) on Tuesday, April 21, 2020, at 11:00 a.m., Eastern Time, at Hyatt Place Greensboro/Downtown, 300 N. Eugene Street, Greensboro, North Carolina 27401.

Fiscal year 2019 was a momentous time for Kontoor as we successfully completed our spin-off from V. F. Corporation (“VF”) and became an independent, publicly-traded company on May 22, 2019. We exited the spin-off as a strong standalone company poised for growth, with an experienced leadership team and highly qualified directors. The spin-off allowed us to unlock significant value for our shareholders and we are committed to creating additional shareholder value in the coming years. This will be our first annual meeting of shareholders following the spin-off.

Attached to this letter are a Notice of Annual Meeting of Shareholders and a Proxy Statement, which describe the business to be conducted at the Annual Meeting. We also will report on matters of current interest to our shareholders.

In accordance with the Securities and Exchange Commission rules allowing companies to furnish proxy materials to their shareholders over the Internet, we have sent shareholders of record at the close of business on February 18, 2020 a Notice of Internet Availability of Proxy Materials (“Notice”) on or about March 11, 2020. The Notice contains instructions on how to access our Proxy Statement and Annual Report and vote online. If you would like to receive a printed copy of these proxy materials from us instead of downloading a printable version from the Internet, please follow the instructions for requesting such materials included in the Notice, as well as in the attached Proxy Statement.

Your vote is important to us. To ensure that you will be represented, we ask you to vote your shares on the Internet, by telephone or by mail as soon as possible, or you may vote in person at the Annual Meeting. Voting on the Internet, by telephone or by mail does not deprive you of your right to attend the Annual Meeting. If you do attend the Annual Meeting and wish to vote your shares personally, you may revoke your proxy at or prior to the Annual Meeting.

This is truly an exciting time for our company and I thank you for your continued support.

Sincerely,

Scott Baxter

President and Chief Executive Officer

Notice of Annual Meeting of Shareholders

To Be Held April 21, 2020

March 11, 2020

To the Shareholders of Kontoor Brands, Inc.:

The 2020 Annual Meeting of Shareholders of Kontoor Brands, Inc. will be held at Hyatt Place Greensboro/Downtown, 300 N. Eugene Street, Greensboro, North Carolina 27401, on Tuesday, April 21, 2020, at 11:00 a.m., Eastern Time, for the following purposes:

1.	to elect two Class I directors for a term ending at the 2023 annual meeting of shareholders;

2.	to ratify the appointment of PricewaterhouseCoopers LLP as Kontoor’s independent registered public accounting firm for the fiscal year ending January 2, 2021;

3.	to approve the compensation of Kontoor’s named executive officers as disclosed in this Proxy Statement;

4.	to vote on the frequency of future advisory votes on the compensation of Kontoor’s named executive officers; and

5.	to transact such other business as may properly come before the meeting and any adjournments thereof.

A copy of Kontoor’s Annual Report for the fiscal year ended December 28, 2019 is included for your information.

Only shareholders of record as of the close of business on February 18, 2020 are entitled to notice of and to vote at the meeting.

By Order of the Board of Directors

Laurel Krueger

Executive Vice President,

General Counsel and Corporate Secretary

YOUR VOTE IS IMPORTANT

You are urged to vote your shares via the Internet, through our toll-free telephone number, or by signing, dating and promptly returning your completed proxy card.

2020 Notice of Annual Meeting of Shareholders

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Proxy Statement Summary

This summary highlights certain information about Kontoor Brands, Inc. (the “Company,” “Kontoor,” “we,” “us” or “our”) contained in this proxy statement (“Proxy Statement”), but does not contain all the information that you should consider when casting your vote. Please review this entire Proxy Statement as well as our Annual Report for the fiscal year ended December 28, 2019 (“Annual Report”) carefully before voting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY

MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD

ON APRIL 21, 2020

This Proxy Statement and our Annual Report are available at

www.proxydocs.com/KTB

General Information

The Board of Directors of the Company (the “Board”) is furnishing you this Proxy Statement to solicit proxies, on its behalf, to be voted at the Company’s 2020 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Tuesday, April 21, 2020, at 11:00 a.m., Eastern time, at Hyatt Place Greensboro/Downtown, 300 N. Eugene Street, Greensboro, North Carolina 27401, and at any adjournments thereof.

The Board has made this Proxy Statement and our Annual Report available to you over the Internet at www.proxydocs.com/KTB or, upon your request, has mailed you a printed version of these proxy materials in connection with the Annual Meeting. We mailed the Notice of Internet Availability of Proxy Materials (the “Notice”) to our shareholders, and this Proxy Statement and our Annual Report were posted to the above-referenced website, on or about March 11, 2020.

Spin-Off

On May 22, 2019, VF Corporation (“VF”) completed the spin-off of its Jeanswear business, which included the Wrangler, Lee and Rock & Republic brands, as well as the VF Outlet business. The spin-off transaction (the “Spin-Off”) was effected through a pro-rata distribution to VF shareholders of one share of Kontoor common stock for every seven shares of VF common stock held on the record date of May 10, 2019. Kontoor began to trade as a standalone public company on the New York Stock Exchange (the “NYSE”) under the ticker symbol “KTB” on May 23, 2019.

Although Kontoor and VF operate as separate companies, rules and regulations of the Securities and Exchange Commission (the “SEC”) and/or the NYSE require that we provide certain information (including compensation information) regarding our executive officers and directors for the period of time prior to the Spin-Off (including for service to VF). We have endeavored to clearly indicate for you throughout this Proxy Statement what information relates to Kontoor prior to the Spin-Off and where we have changed our approach.

Annual Meeting

Time and Date:	11:00 a.m., Eastern Time, Tuesday, April 21, 2020

Place:	Hyatt Place Greensboro/Downtown
300 N. Eugene St.
Greensboro, North Carolina 27401

Record Date:	February 18, 2020

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Proxy Statement Summary

Voting Roadmap

Proposal	Board Recommendation	Page Reference
Proposal No. 1: Election of two Class I Directors for a term ending at the 2023 annual meeting of shareholders	The Board recommends a vote “FOR” each of the director nominees.	See “Proposal No. 1—Election of Directors” beginning on page 7 of this Proxy Statement.
Proposal No. 2: Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending January 2, 2021	The Board recommends a vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending January 2, 2021.	See “Proposal No. 2—Ratification of Appointment of Independent Registered Public Accounting Firm” beginning on page 53 of this Proxy Statement.
Proposal No. 3: Approval of the compensation of our named executive officers on a non-binding advisory basis (“Say-on-Pay vote”)	The Board recommends a vote “FOR” the approval of the compensation of our named executive officers on a non-binding advisory basis.	See “Proposal No. 3—Approval of Named Executive Officer Compensation on a Non-Binding Advisory Basis (“Say-on-Pay Vote”)” beginning on page 55 of this Proxy Statement.
Proposal No. 4: Approval of the frequency of future Say-on-Pay votes on a non-binding advisory basis	The Board recommends a vote of “ONE YEAR” as the frequency of future Say-on-Pay votes on a non-binding advisory basis.	See “Proposal No. 4—Approval of the Frequency of Future Say-on-Pay Votes on a Non-Binding Advisory Basis” beginning on page 56 of this Proxy Statement.

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Voting Matters

Who May Vote

If, at the close of business on February 18, 2020 (the “Record Date”), you held shares (a) directly in your name as a shareholder of record or (b) through a broker, bank or other nominee (shares held in “street name”), you have one vote for each such share of Kontoor common stock and may vote your shares by proxy via the Internet, by telephone or by mail, or you may vote your shares in person at the Annual Meeting. For shares held in street name, you generally cannot vote your shares directly and instead may vote by submitting voting instructions to your broker, bank or other nominee. Please refer to information from your broker, bank or other nominee on how to submit voting instructions. As of the close of business on the Record Date, approximately 57,036,606 shares were outstanding and entitled to vote.

What Constitutes a Quorum

The presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to cast a vote on a particular matter to be acted upon at the Annual Meeting constitutes a quorum for the purposes of consideration and action on the matter. Abstentions are counted as present and entitled to vote for purposes of determining a quorum. Shares represented by “broker non-votes” also are counted as present and entitled to vote for purposes of determining a quorum. However, as described below under “How Votes are Counted,” if you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote (a “broker non-vote”).

Proposals to be Voted On

We are asking you to vote on the following:

•	Proposal No. 1: Election of two Class I directors for a term ending at the 2023 annual meeting of shareholders;

•	Proposal No. 2: Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending January 2, 2021;

•	Proposal No. 3: Approval of the compensation of our named executive officers on a non-binding advisory basis (“Say-on-Pay vote”); and

•	Proposal No. 4: Approval of the frequency of future Say-on-Pay votes on a non-binding advisory basis.

Votes Required

For Proposal No. 1, you may vote “FOR” both director nominees or “WITHHOLD” your vote for either or both of the director nominees. Proposal No. 1 requires that each director is elected by the vote of the majority of the votes cast with respect to the director at a meeting at which a quorum is present. This means that the number of shares voted “FOR” a director must exceed the number of “WITHHOLD” votes with respect to that director. Abstentions and broker non-votes will have no effect on the election of directors.

For Proposal No. 2, you may vote “FOR” or “AGAINST” or abstain from voting. Proposal No. 2 requires the affirmative vote of the holders of a majority of the shares cast at a meeting at which a quorum is present. Abstentions will not be considered as votes cast and, as a result, will not have any effect on the proposal. Because the ratification of the appointment of the independent registered public accounting firm is considered a routine matter, there will be no broker non-votes with respect to Proposal No. 2, and a broker will be permitted to exercise its discretion to vote uninstructed shares on Proposal No. 2.

Voting Matters

For Proposal No. 3, you may vote “FOR” or “AGAINST” or abstain from voting. Proposal No. 3 requires the affirmative vote of the holders of a majority of the shares cast at a meeting at which a quorum is present. Proposal No. 3 is advisory in nature and non-binding, and the Board will review the voting results and expects to take them into consideration when making future decisions regarding executive compensation. Abstentions and broker non-votes will not be considered as votes cast and, as a result, will not have any effect on Proposal No. 3.

For Proposal No. 4, you may vote “ONE YEAR,” “TWO YEARS” or “THREE YEARS” or abstain from voting. The frequency that receives the affirmative vote of a majority of the shares of our common stock entitled to vote on the matter will be the frequency recommended by shareholders. If no frequency receives the foregoing vote, then we will consider the option frequency that receives the highest number of votes cast to be the frequency recommended by shareholders. Proposal No. 4 is advisory in nature and non-binding, and the Board will review the voting results and expects to take them into consideration when making future decisions regarding the frequency of the vote on executive compensation. Abstentions and broker non-votes will not have any effect on Proposal No. 4.

How Votes are Counted

For shareholders of record, all shares represented by the proxies will be voted at the Annual Meeting in accordance with instructions given by the shareholders. Where a shareholder returns its proxy and no instructions are given with respect to a given matter, the shares will be voted: (1) “FOR” the election of the Board’s director nominees; (2) “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending January 2, 2021; (3) “FOR” the approval of the compensation of our named executive officers; (4) for “ONE YEAR” as the frequency of future advisory votes on the compensation of our named executive officers; and (5) as recommended by the Board or, if no recommendation is given, in the discretion of the proxy holders upon such other business as may properly come before the Annual Meeting. If you are a shareholder of record and you do not return your proxy, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.

For beneficial owners of shares held in street name, the brokers, banks or other nominees holding shares for beneficial owners must vote those shares as instructed. Absent instructions from you, brokers, banks and other nominees may vote your shares only as they decide as to matters for which they have discretionary authority under the applicable NYSE rules. A broker, bank or other nominee does not have discretion to vote on the election of directors, approval of the compensation of our named executive officers or the frequency of future advisory votes on the compensation of our named executive officers. If you do not instruct your broker, bank or other nominee how to vote on those matters, no votes will be cast on your behalf on Proposal No. 1, Proposal No. 3 or Proposal No. 4. Your broker will be entitled to vote your shares in its discretion, absent instructions from you, on Proposal No. 2.

Board Recommendations

Our Board recommends that you vote your shares:

•	“FOR” each of the director nominees set forth in this Proxy Statement;

•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending January 2, 2021;

•	“FOR” the approval of the compensation of our named executive officers; and

•	For “ONE YEAR” as the frequency of future advisory votes on the compensation of our named executive officers.

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Voting Matters

How to Vote

If you are a shareholder of record or hold shares in street name and are voting by proxy, please refer to your proxy card or other information forwarded by your bank, broker or other nominee to see when your vote, or voting instructions if you hold shares in street name, must be received. All proxies must be received by Kontoor by 11:59 p.m., Eastern time, on April 20, 2020 to be counted.

IF YOU ARE A SHAREHOLDER OF RECORD, YOU MAY VOTE BY GRANTING A PROXY. TO VOTE BY PROXY:

By Internet

Go to the website www.proxypush.com/KTB and follow the instructions on how to complete an electronic proxy card, 24 hours a day, seven days a week. You will need the 12-digit number included on your Notice or proxy card to vote by Internet.

By Telephone

From a touch-tone telephone, dial 866-390-5386 and follow the recorded instructions, 24 hours a day, seven days a week. You will need the 12-digit number included on your Notice or proxy card in order to vote by telephone.

By Mail

Request a proxy card from us by following the instructions on your Notice. When you receive the proxy card, mark your selections on the proxy card. Date and sign your name exactly as it appears on your proxy card. Mail the proxy card in the enclosed postage-paid envelope provided to you, or return it to:

PROXY TABULATOR FOR

Kontoor Brands, Inc.

P.O. Box 8016

Cary, NC 27512-9903

If you hold your shares in street name, you may submit voting instructions to your broker, bank or other nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to information from your bank, broker or other nominee on how to submit voting instructions.

If you receive more than one Notice, it generally means you hold shares registered in more than one account. To ensure that all your shares are voted, please sign and return each proxy card or, if you vote by Internet or telephone, vote once for each Notice you receive.

In Person

If you are a shareholder of record and prefer to vote your shares at the Annual Meeting, you must bring proof of identification along with your Notice or proof of ownership as of the Record Date. If you hold your shares in street name and you prefer to vote your shares at the Annual Meeting, you must bring proof of identification along with proof of ownership, such as a bank or brokerage account statement, and you must obtain a signed proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares.

Even if you plan to attend the Annual Meeting, we encourage you to vote in advance by Internet, telephone or mail so that your vote will be counted even if you later decide not to attend the Annual Meeting.

Voting Matters

How to Change Your Vote or Revoke Your Proxy

If you are a shareholder of record, you may change your vote or revoke your proxy by:

•	sending a written statement to that effect to our Corporate Secretary, provided such statement is received no later than April 20, 2020;

•	voting again by Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m., Eastern time, on April 20, 2020;

•	submitting a properly signed proxy card to: PROXY TABULATOR FOR Kontoor Brands, Inc., P.O. Box 8016, Cary, NC 27512-9903, with a later date that is received no later than April 20, 2020; or

•	attending the Annual Meeting, revoking your proxy and voting in person.

If you hold shares in street name, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your proxy in person at the Annual Meeting if you obtain a signed proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares.

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Proposal No. 1 Election of Directors

The seven individuals named below serve on our Board of Directors.

Name	Principal Occupation	Audit Committee	Talent and Compensation Committee	Nominating and Governance Committee
Robert Shearer Chairman of the Board	Retired; Former Senior Vice President and Chief Financial Officer, VF Corporation	Chair
Scott Baxter	President and Chief Executive Officer, Kontoor Brands, Inc.
Kathleen Barclay	Retired; Former Chief Human Resources Officer and Senior Vice President, Kroger Co.		Chair	Member
Richard Carucci	Retired; Former President, Yum! Brands, Inc.	Member		Member
Juliana Chugg	Retired; Former EVP, Chief Brands Officer, Mattel, Inc.		Member	Chair
Shelley Stewart, Jr.	Retired; Former Chief Procurement Officer, E.I. du Pont de Nemours & Co.	Member		Member
Rich Williams	Chief Executive Officer, Groupon, Inc.		Member
Number of Meetings Held in Fiscal 2019	Board—3	7	3	2

The directors are currently divided into three classes. There are two Class I directors, three Class II directors, and two Class III directors. At the Annual Meeting, you will be asked to elect two Class I directors: Ms. Chugg and Mr. Stewart. Both of the director nominees currently serve as Class I directors whose terms of office expire at the Annual Meeting and, if elected at the Annual Meeting, will serve for a term of office to expire at the annual meeting of shareholders to be held in 2023.

The Class II and Class III directors will continue to serve on the Board. The term of the Class II directors will terminate at the annual meeting of shareholders to be held in 2021, and the term of the Class III directors will terminate at the annual meeting of shareholders to be held in 2022. Each Class II director elected at the 2021 annual meeting of shareholders and each Class III director elected at the 2022 annual meeting of shareholders will serve for a term of office to expire at the annual meeting of shareholders to be held in 2023. Beginning with the 2023 annual meeting of shareholders, directors will be elected for a one-year term expiring at the next annual meeting of shareholders, and the classification of the Board will cease. This temporary classified board structure is intended to provide better continuity of leadership during the Company’s first years of operation as an independent, publicly held business.

The following section provides information with respect to each director nominee and each other director of the Company who will continue to serve as a director after the Annual Meeting. It includes the specific experience, qualifications and skills considered by the Nominating and Governance Committee and/or the Board in assessing the appropriateness of the person to serve as a director. (Ages are presented as of March 11, 2020.)

Proposal No. 1 – Election of Directors

Class I Nominees to Serve Until the 2023 Annual Meeting of Shareholders

Juliana Chugg    Former EVP, Chief Brands Officer, Mattel, Inc.

Age: 52 | Committees:	Nominating and Governance Committee (Chair)
Talent and Compensation Committee

Juliana Chugg has served on the Board since the Spin-Off. Ms. Chugg was previously the Chief Brand Officer and Executive Vice President, at Mattel, Inc., a $6 billion worldwide leader in the design, manufacture and marketing of toys and entertainment experiences. Prior to Mattel, she spent nearly 20 years at General Mills, Inc., a global marketer and manufacturer of consumer goods, operating in a series of leadership roles where she served as the President of multiple divisions domestically and internationally. Ms. Chugg brings extensive board experience, having also served as a director of H.B. Fuller Company and Promina Group Ltd. Ms. Chugg currently serves on the board of directors of Caesars Entertainment Corporation and the board of directors of VF Corporation.

Ms. Chugg graduated from the University of South Australia with a bachelor’s degree in Business.

Skills and Qualifications:

Ms. Chugg’s qualifications for election include her extensive experience leading major functions and divisions of large publicly traded multi-brand consumer products companies and service on other public company boards of directors.

Shelley Stewart, Jr.    Former Chief Procurement Officer, E.I. du Pont de Nemours & Co.

Age: 66 | Committees:	Audit Committee
Nominating and Governance Committee

Shelley Stewart, Jr. has served on the Board since the Spin-Off. He was previously the Chief Procurement Officer at E.I. du Pont de Nemours & Co. from 2012 until his retirement in 2018. Mr. Stewart played a significant role in the DowDuPont merger by helping to deliver synergy savings and standing up two new organizations in support of spinning into three standalone world class companies. Prior to joining DuPont, Mr. Stewart held leadership positions in supply chain and procurement at Tyco International, Invensys PLC, Raytheon Company and United Technologies Corporation.

Mr. Stewart currently serves on the board of Otis Worldwide where he is on the audit committee and nominating and governance committee. He also has served on the board of directors for Cleco Corporation. He was elected chairman of the Billion Dollar Roundtable Inc. (BDR), where he helps to shape the strategic direction of the BDR. He also serves on the board of trustees for Howard University and the Board of Governors for University of New Haven.

Mr. Stewart holds bachelor’s and master’s degrees in Criminal Justice from Northeastern University and received a Master of Business Administration from the University of New Haven.

Skills and Qualifications:

Mr. Stewart’s qualifications for election include his extensive experience in senior-level supply chain and operational positions with leading industrial companies and service on other public company boards of directors.

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Proposal No. 1 – Election of Directors

Class II Continuing Directors to Serve Until the 2021 Annual Meeting of Shareholders

Kathleen Barclay    Former Chief Human Resources Officer and Senior Vice President, Kroger Co.

Age: 64 | Committees:	Nominating and Governance Committee
Talent and Compensation Committee (Chair)

Kathleen Barclay has served on the Board since the Spin-Off. She was previously Chief Human Resources Officer and Senior Vice President of The Kroger Co., a $110 billion grocery retail company, from 2010 until her retirement in late 2015. Prior to joining The Kroger Co., Ms. Barclay served in several leadership roles at General Motors Corporation, including Senior Vice President of Global Human Resources. She currently serves as a member of the board of directors of Five Below, Inc.

Ms. Barclay earned a bachelor’s degree in Business from Michigan State University and a Master of Business Administration from the Massachusetts Institute of Technology. She is a three-time recipient of Automotive News’ 100 Leading Women, a recipient of the MSU Distinguished Alumni award, and has been named to Human Resource Executive magazine’s HR Honor Roll. In 2013, Ms. Barclay was the recipient of the YWCA’s Career Woman of Achievement Award.

Skills and Qualifications:

Ms. Barclay’s qualifications include her extensive experience in human resource management, retail management and senior leadership experience at large publicly traded companies and service on other public company boards of directors.

Richard Carucci    Former President, Yum! Brands, Inc.

Age: 62 | Committees:	Audit Committee
Nominating and Governance Committee

Richard Carucci has served on the Board since the Spin-Off. Mr. Carucci brings extensive knowledge from his more than 20 years of experience in international finance and general management. He previously served as President of Yum! Brands, Inc. (previously named Tricon Global Restaurants) from 2012 until his retirement in 2014, after advancing from his initial role as Chief Financial Officer. Mr. Carucci joined Yum! Brands in 1997 and held a series of finance positions, including Chief Financial Officer, prior to being appointed President in 2012. Mr. Carucci serves on the board of directors of VF Corporation.

Graduating magna cum laude, Mr. Carucci received his bachelor’s degree in Applied Mathematics-Economics from Brown University. He obtained his M.B.A. from the University of California’s Berkeley Haas School of Business.

Skills and Qualifications:

Mr. Carucci’s qualifications include his experience as a leader of a large global multi-brand publicly traded company serving retail consumers, and service on the board of directors of another public company.

Proposal No. 1 – Election of Directors

Rich Williams    Chief Executive Officer, Groupon, Inc.

Age: 45    |    Committees: Talent and Compensation Committee

Rich Williams was appointed to the Board in June 2019. Mr. Williams is Groupon’s Chief Executive Officer and a member of Groupon’s Board of Directors. During his eight-year tenure at Groupon, he has served as Chief Operating Officer, President of North America and Senior Vice President of Marketing. Prior to joining Groupon, Mr. Williams held a variety of marketing leadership roles of increasing responsibility at Amazon and spent nearly seven years in leadership positions at Experian in both sales and marketing.

Mr. Williams attended the University of Southern California.

Skills and Qualifications:

Mr. Williams’ qualifications include his extensive experience gained from leadership positions in sales, operations and consumer marketing at Groupon and several public companies, paired with his deep knowledge of the e-commerce and technology industries.

Class III Continuing Directors to Serve Until the 2022 Annual Meeting of Shareholders

Scott Baxter    President & Chief Executive Officer

Age: 55    |    Committees: None

Scott Baxter is President and Chief Executive Officer of Kontoor and has served on the Board since the Spin-Off. Mr. Baxter was named CEO in August 2018 when VF Corporation announced its intention to separate its Jeanswear organization into an independent, publicly traded company. Mr. Baxter has more than 30 years of experience in retail, operations, marketing, merchandising, sales and manufacturing.

Prior to being named CEO of Kontoor, Mr. Baxter was Group President, Americas West, for VF. In this role, he was responsible for overseeing brands such as The North Face® and Vans®.

Mr. Baxter’s previous leadership roles at VF also included Group President, Outdoor & Action Sports, Americas and Vice President, VF Corporation & Group President, Jeanswear, Imagewear and South America. Mr. Baxter joined VF in 2007 as the President of the Licensed Sports Group. In 2008, he was named Coalition President for the Imagewear coalition, which comprised the Image and Licensed Sports Group divisions.

Prior to joining VF, Mr. Baxter served as Senior Vice President of The Home Depot Company, leading the Services Division. He also previously served as Executive Vice President of Edward Don & Company and held a series of leadership roles with Nestle and PepsiCo.

Mr. Baxter serves on the board of directors of Callaway Golf Company, a premium golf equipment and active lifestyle company. An active member of the community, Mr. Baxter is on the board of directors for the Community Foundation of Greater Greensboro and the Piedmont Triad Partnership. Mr. Baxter also serves as the honorary chairman of the PGA TOUR’s 2020 and 2021 Wyndham Championship.

Mr. Baxter holds a bachelor’s degree from the University of Toledo and a Master of Business Administration degree from Northwestern University’s Kellogg Graduate School of Management.

Skills and Qualifications:

Mr. Baxter’s qualifications include his service as President and Chief Executive Officer of Kontoor, his previous leadership roles at VF and other public companies, and his service on the board of directors of another public company.

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Proposal No. 1 – Election of Directors

Robert Shearer    Chairman of the Board

Age: 68    |    Committees: Audit Committee (Chair)

Robert Shearer has served as Chair of the Board since the Spin-Off. Mr. Shearer brings extensive management expertise to the Board, including a range of leadership experience at VF Corporation. From 2005 to 2015, Mr. Shearer served as Senior Vice President and Chief Financial Officer of VF, and from 1986 to 2005, served in various other roles of increasing responsibility at VF, including Vice President-Finance and Chief Financial Officer and Vice President-Controller. For two years, he was President of VF’s Outdoor Coalition, which was formed with the acquisition of The North Face® brand. Prior to joining VF, Mr. Shearer was a Senior Audit Manager for Ernst and Young.

Since 2018, Mr. Shearer has served on the board of directors of Yeti Holdings, Inc., a designer, marketer, retailer, and distributor of a variety of innovative, branded, premium products. Since 2008, Mr. Shearer has served on the board of directors of Church & Dwight Co, Inc., a household products manufacturer, where he currently chairs the audit committee. He previously served on the board of directors of The Fresh Market, Inc., a specialty grocery chain.

Mr. Shearer holds a B.S. in Accounting from Catawba College.

Skills and Qualifications:

Mr. Shearer’s prior role as Chief Financial Officer of VF, coupled with his 12 years of experience in public accounting, enables him to provide our Board of Directors and the Audit Committee with important insights on a range of financial and internal control matters, as well as on matters relating to capital structure, information systems, risk management, public reporting and investor relations. In addition, during his tenure at VF, his participation in expansion initiatives, including a number of acquisitions and growth in international markets, enables him to provide important insights on international operations, business combination opportunities, and strategic planning.

Executive Officers

Kontoor’s executive officers are as follows:

Name	Age	Title
Scott H. Baxter	55	President and Chief Executive Officer
Rustin Welton	50	Executive Vice President and Chief Financial Officer
Thomas E. Waldron	52	Executive Vice President and Global Brand President—Wrangler
Christopher Waldeck	53	Executive Vice President and Global Brand President—Lee
Laurel Krueger	45	Executive Vice President, General Counsel and Corporate Secretary

Certain information with respect to our executive officers, each of whom have served since the Spin-Off, is provided below. Officers are appointed to serve at the discretion of the Board. Information regarding Mr. Baxter is included in the director profiles set forth above.

Rustin Welton (50) is Executive Vice President and Chief Financial Officer. Prior to his current role at Kontoor, Mr. Welton was VF’s Vice President and Chief Financial Officer—Americas East since January 2017. He previously served as VF’s Vice President and Chief Financial Officer for the Jeanswear Coalition, Imagewear Coalition, and Central America/South America from December 2014 until January 2017 and Chief Financial Officer—Jeanswear North and South America from 2012 to 2015. He earned an M.B.A. from Indiana University’s Kelley School of Business and a B.A. in Finance from the University of Illinois at Urbana-Champaign.

Thomas E. Waldron (52) is Executive Vice President and Global Brand President—Wrangler. Prior to his current role at Kontoor, Mr. Waldron was VF’s Global Brand President—Wrangler since October 2018. He previously served as President—Wrangler from March 2016 until October 2018, Vice President—Mass Brands from July 2010 until March 2016, Vice President General Manager—Wrangler Male Bottoms from July 2005 until July 2010, Merchandise Manager—Wrangler Men’s from January 2003 until July 2005, National Account Executive—Walmart (Boys) from January 2000 until January 2003, National Account Executive—Walmart (Men’s) from November 1996 until January 2000 and Replenishment Manager from September 1995 until November 1996. He earned a B.S. in Economics from the University of North Carolina at Greensboro.

Christopher Waldeck (53) is Executive Vice President and Global Brand President—Lee. Prior to his current role at Kontoor, Mr. Waldeck was VF’s Global Brand President, Lee and Rock & Republic since October 2018. He previously served as President—Lee and Rock & Republic since May 2017. Before joining VF, Mr. Waldeck was with the Adidas Group as Vice President, General Manager, Reebok USA from October 2013 until April 2017, Brand Director, Reebok Korea from May 2010 until October 2013 and Senior Director of Marketing for Equipment, Cleated Footwear from May 2004 until May 2010. He earned a B.S. in Business from Emporia State University.

Laurel Krueger (45) is Executive Vice President, General Counsel and Corporate Secretary. Prior to her current role at Kontoor, Prior to her current role at Kontoor, from May 2012 to January 2019 she served in roles of increasing responsibility, and most recently as Executive Vice President, General Counsel and Corporate Secretary, at Signet Jewelers Limited, a leading global retailer of diamond jewelry. Ms. Krueger previously held a variety of legal leadership roles at publicly traded companies in retail and manufacturing, including Federal-Mogul Corporation, Tecumseh Products Company and Borders Group, Inc. Ms. Krueger earned a bachelor’s degree with high distinction from the University of Michigan-Dearborn. She earned a law degree from the University of Michigan Law School, and a Master of Business Administration with distinction from the University of Michigan-Dearborn School of Management. Ms. Krueger joined VF in 2019, prior to the Spin-Off.

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Corporate Governance

Kontoor’s business is managed under the direction of the Board. The Board will regularly assess its criteria for Board membership to identify the qualifications and skills that directors and candidates should possess. Members of the Board are kept informed of Kontoor’s business through discussions with the Chair, the President and Chief Executive Officer and other officers, by reviewing Kontoor’s annual business plan and other materials provided to them and by participating in meetings of the Board and its committees. We believe that, over time, the Board will benefit from a mix of new directors, who will bring fresh ideas and viewpoints, and longer-serving directors who will have developed deep insight into Kontoor’s business and operations. As Kontoor matures as an independent company, the Board will seek to maintain a balance of directors who have longer terms of service and directors who have joined more recently.

Corporate Governance Principles

The Board is committed to sound and effective corporate governance practices. A foundation of Kontoor’s corporate governance is the Board’s policy that a substantial majority of the members of the Board must meet the independence requirements of the NYSE. In addition, members of the Board who are also executive officers of a public company can serve on the board of directors of no more than two public companies total, and members of the Board who are not executive officers of a public company can serve on the board of directors of no more than four public companies total. These policies are included in the Board’s written corporate governance principles (the “Corporate Governance Principles”), which address a number of other important governance issues such as:

•	composition and selection of the Board;

•	ineligibility to be elected as a director for a term that extends beyond the annual meeting of shareholders immediately following a person’s seventy-second birthday;

•	a requirement that directors offer to submit their resignation to the Board for consideration upon a substantial change in job responsibilities;

•	if the chair is not an independent director, election of a lead independent director;

•	committee structure and responsibilities;

•	Board consideration of shareholder proposals receiving a majority of shareholder votes;

•	authority of the Board to engage outside independent advisors as it deems necessary or appropriate;

•	majority voting for directors in uncontested elections;

•	succession planning for the chief executive officer and other executive officer positions; and

•	annual self-evaluation by the Board and each committee.

In addition, the Board has in place formal charters stating the powers and responsibilities of each of its committees.

Director Orientation and Continuing Education

The Board views orientation and continuing education as vital tools for building an effective Board. We provide all new directors, upon joining the Board, with appropriate orientation programs, sessions or materials regarding the Board and the Company’s operations. The orientation consists of presentations by members of senior management on the Company’s financial profile, strategic plans, management organization, compliance programs and corporate policies. Directors are required to continue educating themselves with respect to topics related to the Company’s business. The Board encourages, but does not require, directors to periodically pursue or obtain appropriate programs, sessions or materials as to the responsibilities of directors of publicly-traded companies, and the Company reimburses directors for their reasonable expenses in pursuing such opportunities.

Corporate Governance

Related Person Transactions Policy

Our Related Person Transactions Policy sets forth the policies and procedures governing the review and approval or ratification by the Nominating and Governance Committee of transactions between Kontoor, on the one hand, and (i) an executive officer; (ii) a director or nominee to become director; (iii) any security holder who is known by Kontoor to own of record or beneficially more than five percent of any class of Kontoor’s voting securities (as defined in the policy) at the time of the transaction; or (iv) an immediate family member of such executive officer, director or nominee to become director, or five percent holder, on the other hand. Persons in the categories described above are collectively referred to as “related persons.” The policy applies to all related person transactions, and under the policy a “related person transaction” is any transaction in which:

•	Kontoor was or is to be a participant;

•	the aggregate amount involved exceeds $120,000; and

•	any related person had, or will have, a direct or indirect material interest.

No related person transaction shall be approved or ratified if such transaction is contrary to the best interests of the Company and its stakeholders. Unless different terms are specifically approved or ratified by the Nominating and Governance Committee, any approved or ratified transaction must be on terms that are no less favorable to Kontoor than would be obtained in a similar transaction with an unaffiliated third party under the same or similar circumstances. All related person transactions or series of similar transactions must be presented to the Nominating and Governance Committee for review and pre-approval or ratification.

Since the beginning of Kontoor’s last fiscal year, no financial transactions, arrangements or relationships, or any series of them, were disclosed or proposed through Kontoor’s processes for review, approval or ratification of transactions with related persons in which (i) Kontoor was or is to be a participant, (ii) the aggregate amount involved exceeded $120,000, and (iii) any related person had or will have a direct or indirect material interest. PNC Bank, N.A., which is one of three co-trustees under the Barbey Family Trust accounts (see footnote 6 to the “Security Ownership of Certain Beneficial Owners and Management—Common Stock Beneficial Ownership of Certain Beneficial Owners” table on page 51), is one of several lenders party to Kontoor’s revolving credit facility. The credit facility was entered in the ordinary course of business, was made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender, and did not involve more than the normal risk of collectability or present other unfavorable features.

Agreements with VF Prior to the Spin-Off

Prior to the Spin-Off, Kontoor and VF entered into material agreements that, among other things, effected the Spin-Off, provided a framework for Kontoor’s relationship with VF after the Spin-Off and provided for an orderly transition to Kontoor’s status as an independent, publicly-owned company. Following the Spin-Off, VF retains no ownership interest in Kontoor, and Kontoor and VF operate independently. The following summaries of the terms of the material agreements Kontoor entered into with VF in connection with the Spin-Off do not purport to be complete and are qualified in their entirety by reference to the full text of the agreements, filed as exhibits to Kontoor’s periodic reports with the SEC.

Separation and Distribution Agreement

The Separation and Distribution Agreement governs the overall terms of the Spin-Off. Generally, the Separation and Distribution Agreement includes VF’s and Kontoor’s agreements relating to the restructuring steps to be taken to complete the Spin-Off, including the assets and rights to be transferred, liabilities to be assumed and related matters.

The Separation and Distribution Agreement provided for VF and Kontoor to transfer specified assets between the companies to operate Kontoor after the Spin-Off, on the one hand, and VF’s remaining businesses, on the other hand. The determination of the assets to be transferred between the companies was made by VF in its sole discretion. The Separation and Distribution Agreement required VF and Kontoor to use reasonable efforts to obtain consents, approvals and amendments required to assign the assets and liabilities transferred pursuant to the Separation and Distribution Agreement.

Unless otherwise provided in the Separation and Distribution Agreement or any of the related ancillary agreements, all assets were transferred on an “as is, where is” basis. Generally, if the transfer of any assets or any claim or right or benefit arising thereunder required a consent that was not obtained before the distribution for the Spin-Off, or if the transfer or assignment of any such asset or such claim or right or benefit arising thereunder was ineffective or adversely affected the rights of the transferor thereunder so that the intended transferee would not in fact receive all such rights, the party retaining any asset that otherwise would have been transferred

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must hold such asset in trust for the use and benefit of the party entitled thereto and retain such liability for the account of the party by whom such liability is to be assumed, and take such other action as may be reasonably requested by the party to which such asset is to be transferred, or by whom such liability is to be assumed, as the case may be, in order to place such party, insofar as reasonably possible, in the same position as would have existed had such asset or liability been transferred prior to the Spin-Off.

In addition, certain of the assets, employees and liabilities transferred to Kontoor relating to a distribution facility in the Czech Republic, which facility is retained by VF and leased to Kontoor on a transitional basis, were transferred to Kontoor subject to an option in favor of VF. The option is exercisable at VF’s sole discretion during the ninety-day period following the expiration of our lease to such facility, which has a term of one year subject to a right for Kontoor to extend the lease term for an additional two-month period. The option gives VF the right to purchase all of the outstanding equity interests of a subsidiary of Kontoor that holds such assets, employees and liabilities for a purchase price equal to the fair market value of such equity interests as of the exercise of such option. Until the exercise or termination of such option, Kontoor is required to operate these assets in accordance with VF’s past practice and subject to certain other limitations.

In addition, the Separation and Distribution Agreement governs the treatment of indemnification, insurance and litigation responsibility and management. Generally, the Separation and Distribution Agreement provides for uncapped cross-indemnities principally designed to place financial responsibility for the obligations and liabilities of Kontoor’s business with Kontoor and financial responsibility for the obligations and liabilities of VF’s retained businesses with VF. The Separation and Distribution Agreement also established procedures for handling claims subject to indemnification and related matters.

Tax Matters Agreement

In connection with the Spin-Off, Kontoor and VF entered into a Tax Matters Agreement that governs the parties’ respective rights, responsibilities and obligations with respect to taxes, including taxes arising in the ordinary course of business, and taxes, if any, incurred as a result of the failure of the Spin-Off (and certain related transactions) to qualify for tax-free treatment for U.S. federal income tax purposes. The Tax Matters Agreement also sets forth the respective obligations of the parties with respect to the filing of tax returns, the administration of tax contests and assistance and cooperation on tax matters.

In general, the Tax Matters Agreement governs the rights and obligations that Kontoor and VF have after the Spin-Off with respect to taxes for both pre- and post-closing periods. Under the Tax Matters Agreement, VF is generally responsible for all of Kontoor’s pre-closing income taxes that are reported on combined tax returns with VF or any of its affiliates. Kontoor is generally responsible for all other income taxes and all non-income taxes primarily related to Kontoor.

The Tax Matters Agreement further provides that:

•

Kontoor will generally indemnify VF against (i) taxes arising in the ordinary course of business for which Kontoor is responsible (as described above) and (ii) any liability or damage resulting from a breach by Kontoor or any of its affiliates of a covenant or representation made in the Tax Matters Agreement; and

•	VF will indemnify Kontoor against taxes for which VF is responsible under the Tax Matters Agreement (as described above).

In addition to the indemnification obligations described above, the indemnifying party will generally be required to indemnify the indemnified party against any interest, penalties, additions to tax, losses, assessments, settlements or judgments arising out of or incident to the event giving rise to the indemnification obligation, along with costs incurred in any related contest or proceeding.

Further, the Tax Matters Agreement generally prohibits Kontoor and its affiliates from taking certain actions that could cause the Spin-Off and certain related transactions to fail to qualify for their intended tax treatment, including:

•

During the two-year period following the effective date of the Spin-Off (or otherwise pursuant to a “plan” within the meaning of Section 355(e) of the Internal Revenue Code of 1986, as amended (the “Code”)). Kontoor may not cause or permit certain business combinations or transactions to occur;

•	During the two-year period following the effective date of the Spin-Off, Kontoor may not discontinue the active conduct of our business (within the meaning of Section 355(b)(2) of the Code);

•

During the two-year period following the effective date of the Spin-Off, Kontoor may not sell or otherwise issue our common stock, other than pursuant to issuances that satisfy certain regulatory safe harbors set forth in U.S. Treasury regulations related to stock issued to employees and retirement plans;

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•

During the two-year period following the effective date of the Spin-Off, Kontoor may not redeem or otherwise acquire any of its common stock, other than pursuant to open-market repurchases of less than 20% of our common stock (in the aggregate);

•

During the two-year period following the effective date of the Spin-Off, Kontoor may not amend its articles of incorporation (or other organizational documents) or take any other action, whether through a shareholder vote or otherwise, affecting the voting rights of its common stock; and

•

More generally, Kontoor may not take any action that could reasonably be expected to cause the Spin-Off and certain related transactions to fail to qualify as tax-free transactions for U.S. federal income tax purposes or non-U.S. tax purposes.

In the event that the Spin-Off and certain related transactions fail to qualify for their intended tax treatment, in whole or in part, and VF is subject to tax as a result of such failure, the Tax Matters Agreement determines whether VF must be indemnified for any such tax by Kontoor. As a general matter, under the terms of the Tax Matters Agreement, Kontoor is required to indemnify VF for any tax-related losses in connection with the Spin-Off due to any action by Kontoor or any of its subsidiaries following the Spin-Off. Therefore, in the event that the Spin-Off and/or related transactions fail to qualify for their intended tax treatment due to any action by Kontoor or any of its subsidiaries, Kontoor will generally be required to indemnify VF for the resulting taxes.

Transition Services Agreement

The Transition Services Agreement sets forth the terms on which VF provides to Kontoor, and Kontoor provides to VF, on a transitional basis, certain services or functions that the companies historically have shared. Transition services include various corporate, administrative, logistics, supply chain, distribution, contract manufacturing and information technology services. The Transition Services Agreement provides for the provision of specified transition services, generally for a period of up to two years following the Spin-Off. Compensation for transition services will be determined using an internal cost allocation methodology based on fully loaded cost (e.g., including an allocation of corporate overhead), or, in certain cases, may be based on terms and conditions comparable to those that would have been arrived at by parties bargaining at arm’s-length.

Employee Matters Agreement

The Employee Matters Agreement governs VF’s and Kontoor’s respective compensation and benefit obligations with respect to current and former employees, directors and consultants. The Employee Matters Agreement sets forth general principles relating to employee matters in connection with the Spin-Off, such as the assignment of employees, the assumption and retention of liabilities and related assets, expense reimbursements, workers’ compensation, leaves of absence, the provision of comparable benefits, employee service credit, the sharing of employee information and duplication or acceleration of benefits.

The Employee Matters Agreement generally allocates liabilities and responsibilities relating to employee compensation and benefit plans and programs with VF retaining liabilities (both pre- and post- Spin-Off) and responsibilities with respect to VF participants who remained with VF and Kontoor assuming liabilities and responsibilities with respect to participants who were transferred to Kontoor in connection with the Spin-Off. The Employee Matters Agreement provides that, following the Spin-Off, Kontoor’s active employees generally will no longer participate in benefit plans sponsored or maintained by VF and will commence participation in Kontoor benefit plans.

The Employee Matters Agreement also provides that (i) the Spin-Off does not constitute a change in control under VF’s plans, programs, agreements or arrangements and (ii) the Spin-Off and the assignment, transfer or continuation of the employment of employees with another entity will not constitute a severance event under applicable plans, programs, agreements or arrangements.

Intellectual Property License Agreements

In connection with the Spin-Off, Kontoor and VF entered into two Intellectual Property License Agreements, pursuant to which VF grants and receives licenses under certain intellectual property. The Intellectual Property License Agreements generally provide Kontoor and VF the freedom to continue operating their respective businesses following the Spin-Off, including as follows:

•

Under one Intellectual Property License Agreement, VF receives a non-exclusive, worldwide, fully paid-up and royalty-free license to any intellectual property, excluding trademarks, transferred to Kontoor in connection with the Spin-Off in order for VF to continue operating its business in the manner conducted as of the effective date of the Spin-Off, as well as any natural extensions or evolutions of such business.

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•

Under the other Intellectual Property License Agreement, VF grants a non-exclusive, worldwide, fully paid-up and royalty-free license to any intellectual property, excluding trademarks, retained by VF but used in the business of Kontoor as of the effective date of the Spin-Off in order for Kontoor to continue operating the business in the manner conducted as of the effective date of the Spin-Off, as well as any natural extensions or evolutions of the business.

•

Under such Intellectual Property License Agreement, VF grants the right to use certain VF trademarks on a transitional basis for a limited period of time following the Spin-Off, including in connection with its VF Outlet™ business. If Kontoor desires to use such VF trademarks, including in connection with its VF Outlet™ business, after the transition period, Kontoor will be required to enter into an arms-length trademark license with VF.

Corporate Governance Documents

The Board’s Corporate Governance Principles and the Audit Committee, the Nominating and Governance Committee and the Talent and Compensation Committee charters are available on Kontoor’s website (www.kontoorbrands.com) and will be provided free of charge to any person upon written request directed to the Corporate Secretary of Kontoor at 400 N. Elm Street, Greensboro, North Carolina 27401.

Code of Conduct

The Board has adopted a written code of business conduct and ethics (the “Code of Conduct”), which applies to all of our employees, officers and directors. Our Code of Conduct is available on Kontoor’s website (www.kontoorbrands.com) and will be provided free of charge to any person upon written request directed to the Corporate Secretary of Kontoor at 400 N. Elm Street, Greensboro, North Carolina 27401. In addition, we intend to post on our website all disclosures that are required by law or the NYSE listing rules concerning any amendments to, or waivers from, any provision of our Code of Conduct.

Board Leadership Structure

The Board has concluded that Kontoor and its shareholders are best served by not having a formal policy on whether the same individual should serve as both Chief Executive Officer and Chair of the Board. The Board retains the flexibility to determine the appropriate leadership structure based on the circumstances at the time of the determination. The Board believes Kontoor has a strong governance structure in place with sufficient processes to provide for independent discussion among directors and for independent evaluation of, and communication with, many members of senior management. These processes include the lead independent director structure adopted by the Board, whereby a lead independent director will be elected from among the independent directors in the event that, in the future, the Chair of the Board is not an independent director.

Robert Shearer serves as Chair of the Board and Scott Baxter serves as Chief Executive Officer of Kontoor. The members of the Board possess considerable experience and unique knowledge of the challenges and opportunities Kontoor faces, and the Board believes that the most effective leadership structure for Kontoor currently is to separate the positions of Chair of the Board and Chief Executive Officer, with an independent Chair leading the Board. We believe this structure enhances the Board’s ability to exercise independent oversight of management of Kontoor during its early stages as an independent public company. During this crucial and transformative period, the duties of Chair of the Board and Chief Executive Officer are particularly demanding.

Director Independence

Six of Kontoor’s current directors are non-employee directors. Under the NYSE listing standards, no director qualifies as “independent” unless the Board affirmatively determines that the director has no material relationship with the company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company). The Board has adopted categorical standards for director independence that are part of the Corporate Governance Principles and are attached to this Proxy Statement as Appendix A, to assist it in making determinations of independence. In evaluating the independence of directors, the Board considered transactions and relationships between each director and members of his or her immediate family. When considering commercial transactions that are made from time to time in the ordinary course of business between Kontoor and certain entities affiliated with non-management directors, transactions are not considered to be a material transaction that would impair the independence of the relevant non-management director if the director is an executive officer or employee of another company that does business with Kontoor in an amount which, in any single fiscal year for the past three fiscal years, is less than the greater of $1 million or 2% of such other company’s consolidated gross revenues.

Corporate Governance

The Board has determined that all of our non-employee directors are free of any material relationship with Kontoor, other than their service as directors, and are “independent” directors both under the NYSE listing standards and the categorical standards adopted by the Board. The Board determined that Mr. Shearer, Ms. Barclay, Mr. Carucci, Ms. Chugg, Mr. Stewart and Mr. Williams are independent directors, and that Mr. Baxter is not an independent director.

The Board, in making its determination as to Ms. Chugg’s independence, considered that Ms. Chugg serves as one of the three Trustees under the Barbey Family Trust accounts (collectively, the “Trusts”). Because all decisions of the Trustees require a majority vote, and thus none of the three Trustees individually controls the decision-making of the Trustees, the Trustees are not considered to separately beneficially own the Kontoor common stock held by the Trusts. As a result, and after considering all other relevant factors related to her role as Trustee, the Board determined that Ms. Chugg’s status as Trustee of the Trusts does not give rise to a material relationship with Kontoor other than in her service as director.

Board Meetings and Attendance

During 2019, the Board held three meetings. Under Kontoor’s Corporate Governance Principles, directors are expected to attend all meetings of the Board, all meetings of committees of which they are members and the annual meetings of shareholders. Every current member of the Board, since the time of his or her election to the Board, attended at least 75% of the total number of meetings of the Board and all committees on which he or she served during 2019.

Executive Sessions

To promote open discussion among the non-management directors, those directors meet in executive session without management present on a regular basis. At least once per year, such an executive session is held to review the report of the outside auditors, the criteria upon which the performance of the Chief Executive Officer and other senior managers is based, the performance of the Chief Executive Officer against such criteria, and the compensation of the Chief Executive Officer and other senior managers. Additional executive sessions or meetings of non-management directors may be held from time to time as needed. Executive sessions or meetings are held at each Board meeting with the Chair for a general discussion of relevant subjects. At least one meeting or executive session of non-management directors per year shall include only independent directors. During 2019, the non-management directors met in executive session without management present two times. Robert Shearer, the independent Chair of the Board, currently presides over executive sessions.

Board Committees

The Board has established four standing committees – the Executive Committee, the Audit Committee, the Nominating and Governance Committee and the Talent and Compensation Committee. Each of these committees is governed by a written charter approved by the Board. Each is required to perform an annual self-evaluation, and each committee may engage outside independent advisors as the committee deems appropriate. The Board has determined that each of the members of the Audit Committee, the Nominating and Governance Committee and the Talent and Compensation Committee is independent. A brief description of the responsibilities of the Audit Committee, the Nominating and Governance Committee and the Talent and Compensation Committee follows.

Audit Committee

The Audit Committee monitors and makes recommendations to the Board concerning the financial policies and procedures to be observed in the conduct of Kontoor’s affairs. Its duties include:

•	selecting the independent registered public accounting firm for Kontoor;

•	reviewing the scope of the audit to be conducted by the independent registered public accounting firm;

•	meeting with the independent registered public accounting firm concerning the results of its audit and Kontoor’s selection and disclosure of critical accounting policies;

•	reviewing with management and the independent registered public accounting firm Kontoor’s annual and quarterly reports prior to filing with the SEC;

•	overseeing the scope and adequacy of Kontoor’s system of internal control over financial reporting;

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•	reviewing the status of compliance with laws, regulations and internal procedures, contingent liabilities and risks that may be material to Kontoor;

•	preparing a report to shareholders annually for inclusion in the proxy statement; and

•	serving as the principal liaison between the Board and Kontoor’s independent registered public accounting firm.

As of the date of this Proxy Statement, the members of the Audit Committee are Messrs. Shearer (Chair), Carucci and Stewart. The Audit Committee held seven meetings during 2019. The Board has determined that all of the members of the Committee are independent as independence for audit committee members is defined in the NYSE listing standards and the SEC regulations and that all are financially literate. The Board has further determined that Messrs. Shearer and Carucci qualify as “audit committee financial experts” in accordance with the definition of “audit committee financial expert” set forth in the SEC regulations and have accounting and related financial management expertise within the meaning of the NYSE listing standards. Messrs. Shearer and Carucci acquired those attributes through acting as or actively overseeing a principal financial officer or principal accounting officer of a public company. Both of them have experience overseeing or assessing the performance of companies with respect to the evaluation of financial statements. No Audit Committee member currently serves on the audit committees of more than three public companies.

Nominating and Governance Committee

The responsibilities of the Nominating and Governance Committee include:

•	recommending to the Board criteria for Board membership, identifying potential candidates for director and recommending candidates to the Board;

•	overseeing Kontoor’s significant strategies and programs, policies and practices relating to environmental, social and governance issues;

•	making recommendations to the Board on matters of Chief Executive Officer succession in the event of an emergency or retirement;

•	reviewing developments in corporate governance and making recommendations to the Board for governance changes, including with respect to our Corporate Governance Principles; and

•	reviewing continued appropriateness of Board membership of those members who retire or change the position they held when they joined the Board.

The Nominating and Governance Committee annually evaluates each director to determine his or her fitness and appropriateness for continued service on the Board. While diversity of experience and background are factors taken into consideration in selecting nominees, Board members are elected to represent all shareholders and not to represent any particular constituency. The Nominating and Governance Committee considers this policy to have been effective to date in identifying diverse candidates. The Nominating and Governance Committee will also consider potential candidates for director recommended by shareholders who follow the established procedures for shareholder nominations set forth in our Bylaws. As of the date of this Proxy Statement, the members of the Nominating and Governance Committee are Ms. Chugg (Chair), Ms. Barclay and Messrs. Carucci and Stewart. The Nominating and Governance Committee held two meetings during 2019.

Talent and Compensation Committee

The Talent and Compensation Committee has the authority to discharge the Board’s responsibilities relating to compensation of Kontoor’s executives and to review and make recommendations to the Board concerning compensation and benefits for key employees. The responsibilities of the Talent and Compensation Committee include:

•

annually reviewing and approving Kontoor’s goals and objectives relevant to the compensation of the Chief Executive Officer, evaluating him in light of these goals and objectives, and setting his compensation level based on this evaluation;

•	annually reviewing the performance evaluations of the other Kontoor senior executive officers;

•	annually reviewing management’s recommendation regarding the salary of each Kontoor senior executive officer and annually making recommendations to the Board on the same;

•	making recommendations to the Board with respect to incentive compensation-based plans and equity-based plans;

•	periodically reviewing all of Kontoor’s compensation and benefit plans insofar as they relate to the senior executive officers to confirm that such plans remain equitable and competitive;

Corporate Governance

•	administering and interpreting Kontoor’s management incentive compensation plans, in accordance with the terms of each plan;

•	preparing an annual report to shareholders regarding executive compensation for inclusion in the proxy statement;

•	reviewing Kontoor’s Compensation Discussion and Analysis (“CD&A”), discussing the CD&A with management and recommending to the Board whether the CD&A should be included in the proxy statement;

•

periodically reviewing the competitiveness and appropriateness of the compensation program for non-employee directors and recommending to the Board compensation to be paid to non-employee directors; and

•	reviewing and recommending to the Board Kontoor’s submissions to shareholders on executive compensation matters.

The Talent and Compensation Committee has the authority to retain or obtain the advice of any compensation consultant, legal counsel or other adviser. The Committee may only select a compensation consultant, legal counsel or other adviser after taking into consideration the factors that affect the independence of such advisers as identified by the SEC and the NYSE. The Committee has retained Frederic W. Cook & Co., Inc. (“FW Cook”) as its independent compensation consultant to assist the Talent and Compensation Committee in accomplishing its objectives. FW Cook has no relationship with Kontoor other than providing services to the Talent and Compensation Committee.

The Talent and Compensation Committee has the authority to form and delegate authority to subcommittees as it deems appropriate. The role of the Talent and Compensation Committee, the compensation consultant and management in executive compensation is discussed in further detail in the Compensation Discussion and Analysis beginning on page 24. As of the date of this Proxy Statement, the members of the Committee are Ms. Barclay (Chair), Ms. Chugg and Mr. Williams. The Committee held three meetings during 2019.

Talent and Compensation Committee Interlocks and Insider Participation

Ms. Barclay, Ms. Chugg and Mr. Williams served as members of the Talent and Compensation Committee during fiscal 2019. None of the members of the Talent and Compensation Committee (i) has ever been an officer or employee of Kontoor, (ii) had any relationship requiring disclosure by Kontoor under the rules and regulations established by the SEC, or (iii) is an executive officer of another entity at which one of Kontoor’s executive officers serves on the board of directors. None of Kontoor’s executive officers has served during 2019 as a director or a member of the compensation committee of another entity that has one or more of its executive officers serving as a member of the Board or the Talent and Compensation Committee.

Board Oversight of Risk

The Board considers its role in risk oversight when evaluating Kontoor’s Corporate Governance Principles and its leadership structure. Both the Corporate Governance Principles and the Board’s leadership structure facilitate the Board’s oversight of risk and communication with management. Our Chair is focused on Kontoor’s risk management efforts and ensures that risk matters are appropriately brought to the Board and/or its committees for their review. The Board executes oversight responsibility for risk both as a whole and through delegation to its committees, for example:

•

the Audit Committee, consistent with the requirements of the NYSE and the Audit Committee charter, discusses policies to govern the process by which risk assessment and risk management are undertaken at Kontoor, including discussing with management the major financial and information technology risk exposures and the steps that have been taken to monitor and control such exposures. The Audit Committee reviews the status of compliance with laws, regulations and internal procedures, contingent liabilities and risks that may be material to Kontoor, and the scope and status of systems designed to assure Kontoor’s compliance with laws, regulations and internal procedures through receiving reports from management, legal counsel and other third parties on such matters, as well as major legislative and regulatory developments which could materially impact Kontoor’s contingent liabilities and risks; and

•	the Talent and Compensation Committee annually evaluates the risks associated with Kontoor’s compensation philosophy and programs.

20

Corporate Governance

Policy Against Hedging and Pledging Company Securities

Our insider trading policy prohibits our directors, executive officers and certain other designated employees from engaging in derivative securities and hedging transactions relating to our securities or short selling our securities for their own account. The prohibited transactions include trading in put or call options in which our securities are the underlying security, purchasing financial instruments, including prepaid variable forward contracts, equity swaps, collars, and exchange funds or entering into other monetization transactions that limit the ability of the director, executive officer or other designated employee to profit from an increase in the market price of our securities or provide an opportunity to profit from a decrease in the market price of our securities and similar hedging transactions.

Our insider trading policy also prohibits our directors, executive officers and certain other designated employees from holding our securities in a margin account or pledging our securities as collateral for a loan.

Our policy against hedging and pledging does not apply to all employees. We believe that applying our hedging and pledging policy to all our employees would be over inclusive given the small number of employees that receive grants of our securities.

Communications with Directors

Anyone wishing to communicate directly with one or more members of the Board or with the non-management members of the Board as a group (including the directors who preside at meetings or executive sessions of non-management directors) may contact the Chair of the Nominating and Governance Committee, c/o Corporate Secretary of Kontoor at 400 N. Elm Street, Greensboro, North Carolina 27401, or call the Kontoor Ethics Helpline at 1-844-476-9158 or send an email message to corp.gov@kontoorbrands.com. The Corporate Secretary forwards all such communications, other than solicitations and frivolous communications, to the Chair of the Nominating and Governance Committee.

Corporate Sustainability and Responsibility

Kontoor’s corporate sustainability and responsibility is an important priority for the Company and the Board. The Board is responsible for promoting the exercise of responsible corporate citizenship and monitoring adherence to Kontoor’s standards. The Nominating and Governance Committee reviews and evaluates Kontoor’s strategies, programs, policies and practices relating to environmental, social and governance issues and impacts to support the sustainable and responsible growth of Kontoor’s business. Kontoor believes that in order to grow as a company, it has a responsibility to help improve the well-being of its communities. Kontoor articulates its commitments to corporate sustainability and responsibility in its Code of Conduct which can be found on Kontoor’s website (www.kontoorbrands.com). In addition, Kontoor plans to file the Company’s first sustainability report in late May 2020.

Director Compensation

The primary components of compensation for our non-employee directors are a cash retainer, equity-based grant of restricted stock units (“RSUs”) under Kontoor’s 2019 Stock Compensation Plan and Committee Chair fees. In connection with the Spin-Off, FW Cook was engaged to assist in developing Kontoor’s non-employee director compensation program, which included an analysis of non-employee director compensation practices at proposed Kontoor peers. Going forward, the Board will set director compensation annually based on an analysis of peer company information provided by the independent compensation consultant to the Talent and Compensation Committee. The following describes our fiscal 2019 non-employee director compensation:

Compensation Element	Director Compensation Program
Annual Cash Retainer	$85,000, paid quarterly arrears in cash
Annual Equity Retainer	RSUs equaling $160,000[1]
Committee Fees	None
Committee Chair Fee[2]	$20,000
Non-Executive Director Chair Retainer	$175,000
Meeting Fee for Board Meetings in Excess of Ten Meetings During the Year	$1,500 per meeting
Stock Ownership Guidelines	Stock ownership with a fair market value equal to five times the annual cash retainer[3]

1

RSUs are fully vested and non-forfeitable at grant and will be settled in shares of Kontoor common stock one year after the date of grant. RSU retainer grants will be pro-rated in the year of a director’s initial election to the Board and will vest in the same manner as other awards subject to the annual equity grant.

2	Chairs of the Audit, Talent and Compensation and Nominating and Governance Committees are eligible to receive committee chair fees.

3

Messrs. Shearer and Carucci and Ms. Chugg exceed the target for director stock ownership. Non-employee directors must retain 100% of the net shares resulting from the vesting of RSUs until the guideline is met.

For 2019, all non-employee director retainers (including cash and equity) and other fees described above were pro-rated to reflect the partial-year service period occurring following the Spin-Off. In addition, a one-time special launch grant was made on August 13, 2019 to Messrs. Shearer and Carucci and Ms. Chugg in the form of RSUs valued at $350,000, $42,500 and $42,500, respectively, in recognition for their dedication and support to Kontoor in preparation of and in connection with the Spin-Off (the “Director Launch RSUs”). Similar to the annual equity retainer grants, these Director Launch RSUs were fully vested and non-forfeitable at grant and will be settled in shares of Kontoor common stock one year after the date of grant.

Mr. Baxter, the only director who is an employee of Kontoor, does not receive any compensation in addition to his regular compensation for service on the Board and attendance at meetings of the Board or any of its committees.

Each non-employee director may elect to defer all or part of his or her cash retainer and fees into equivalent units of Kontoor common stock under the Kontoor Deferred Savings Plan for Non-Employee Directors. All Kontoor common stock equivalent units receive dividend equivalents. Deferred sums are generally payable in cash to the participant upon termination of service in a lump sum or substantially equal annual installments over up to ten (10) years, as specified in advance by the participant. Messrs. Shearer and Carucci elected to defer compensation in 2019.

Kontoor reimburses non-employee directors for travel and lodging expenses incurred in the performance of their duties. Directors traveling on Kontoor business are covered by Kontoor’s business travel accident insurance policy, which generally covers all Kontoor’s employees and directors. Directors are encouraged to attend formal training programs in areas relevant to the discharge of their duties as directors. Kontoor reimburses expenses incurred by directors attending such programs. Directors are also eligible for discounts on Kontoor products equal to discounts available to all employees of Kontoor. Kontoor does not provide medical or life insurance benefits to its non-employee directors.

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Director Compensation

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)	Total ($)
Robert K. Shearer	$140,000	$451,393	$15,808	-0-	$607,201
Kathleen S. Barclay	52,500	83,980	-0-	-0-	136,480
Richard T. Carucci	42,500	128,619	4,799	-0-	175,918
Juliana L. Chugg	52,500	128,619	-0-	-0-	181,119
Shelley Stewart, Jr.	42,500	83,980	-0-	-0-	126,480
Rich Williams	42,500	83,980	-0-	-0-	126,480

1	For 2019, Messrs. Shearer and Carucci elected to defer all of their cash compensation.

2

Each director serving in fiscal 2019 was awarded 2,600 RSUs on August 13, 2019 in connection with compensation for fiscal 2019. The value in this column is the grant date fair value ($32.30 per RSU) computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The assumptions used are summarized in Note 16 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 28, 2019. These RSUs, which are fully vested and non-forfeitable at grant, earn dividend equivalents and will be settled in shares of Kontoor common stock one year after the date of grant, on August 13, 2020. Messrs. Shearer and Carucci and Ms. Chugg received a one-time special launch grant of RSUs on August 13, 2019. The grant date fair value and terms and conditions are the same as the other RSUs granted on August 13, 2019 that are described in the foregoing sentences.

3

Kontoor allows its non-employee directors to defer all or a portion of his or her cash retainer and fees under the Kontoor Deferred Savings Plan for Non-Employee Directors. In fiscal 2019, Messrs. Shearer and Carucci deferred fees under the Kontoor Deferred Savings Plan for Non-Employee Directors.

Executive Compensation

Compensation Discussion and Analysis

Special Note Regarding the Spin-Off and Our Compensation Practices

Prior to the Spin-Off, Kontoor had no operating business as it was formed to receive the assets and liabilities spun off from VF in the Spin-Off. Following the Spin-Off, we operate as a separate publicly-traded company.

The Compensation Discussion and Analysis (“CD&A”) that follows provides an overview of our named executive officers’ compensation for the period December 29, 2018 through December 28, 2019 (referred to herein as “fiscal 2019” or “2019”). This compensation reflects decisions that were made by our Talent and Compensation Committee (also referred to as the “Committee”) following the Spin-Off as well as some compensation-related decisions made by the VF Talent and Compensation Committee prior to the Spin-Off.

Introduction

This CD&A explains Kontoor’s executive compensation program, compensation philosophy and objectives, the components of executive compensation and executive stock ownership. The focus of the analysis is on the Company’s named executive officers listed in the Summary Compensation Table (the “NEOs”):

Name	Title

Scott H. Baxter	President and Chief Executive Officer
Rustin Welton	Executive Vice President and Chief Financial Officer
Thomas E. Waldron	Executive Vice President and Global Brand President—Wrangler
Christopher Waldeck	Executive Vice President and Global Brand President—Lee
Laurel Krueger	Executive Vice President, General Counsel and Corporate Secretary

Executive Summary

Our Compensation Philosophy—Kontoor’s Executive Compensation Program (or the “Program”) is designed to:

•	Enable Kontoor to attract and retain talented executives

•

Align our executives’ interests with those of shareholders by paying for performance and by providing a high percentage of our executives’ total direct compensation in pay that is at-risk and in long-term equity-based compensation

2019 was a year of transformation for Kontoor, and following the Spin-Off, the Committee sought to achieve the objectives of our compensation philosophy for our NEOs through the grant of short- and long-term incentive awards that align with Kontoor’s five primary priorities:

•	Scaling our advantage in the core denim business

•	Accelerating our positions in high-value segments, channels and geographies

•	Building advantaged positions to reach new consumers

•	Driving an unwavering focus on margin expansion and improving capital efficiency

•	Creating a highly engaged and performance-driven team

Our NEOs’ 2019 compensation is comprised of base salary, annual cash incentive compensation and long-term equity incentive compensation, with long-term equity compensation in the form of (i) 2019 Kontoor performance-based and time-based restricted stock unit awards, (ii) one-time launch related awards of performance-based and time-based restricted stock units intended to

24

Executive Compensation

increase retention and strengthen alignment between management and shareholders, and (iii) conversion of certain VF equity awards outstanding as of the Spin-Off into Kontoor equity awards, including ongoing vesting of performance-based equity awards granted by VF in 2018.

Balance of Base Salary and At-Risk Pay for Performance Components—Kontoor’s philosophy is that a significant portion of each executive’s total direct compensation should be at-risk, meaning subject to fluctuation based on Kontoor’s financial and stock price performance. The at-risk components of total compensation targets are annual cash incentives and long-term equity compensation. The at-risk portion of target total compensation is greater for higher level positions, reflecting greater accountability for performance results. For our NEOs, 60% of our long-term incentive equity awards and launch awards are at-risk and subject to financial performance objectives linked to our strategic priorities. Our 2019 executive compensation program design is aligned with the Company’s pay-for-performance philosophy.

CEO	OTHER NEOS

Kontoor intends to compensate its executives through programs that substantially link compensation to Kontoor Brands’ performance, with a view to striking an appropriate balance between the long-term and annual performance of Kontoor, and between Kontoor’s financial performance and shareholder return.

Following the Spin-Off, our Talent and Compensation Committee evaluated VF’s legacy compensation practices and policies and began to make adjustments to these programs to reflect our operation as a stand-alone public company and our specific business and talent objectives. The Talent and Compensation Committee designed our compensation program to support strategic growth plans and long-term commitments to our shareholders. Following is a summary of key compensation-related actions taken in 2019:

Fiscal 2019 Key Compensation-Related Actions

Long-Term Incentive Plan	Adopted the 2019 Stock Compensation Plan (the “Stock Plan”), and the Mid-Term Incentive Plan (the “MTIP”) as a sub-plan thereunder, to strengthen our ability to attract, motivate and retain employees and directors of superior ability, to more closely align the interests of such persons with those of our shareholders and to promote the success of our business

Annual Incentive Compensation	Adopted the Management Incentive Compensation Plan (the “MIC Plan”) to provide incentive cash bonus compensation to selected executives upon the achievement of annual performance goals

Compensation Levels	Set initial compensation for VF executives and new hires selected to lead Kontoor, taking into consideration executive experience, market pay levels, skill set, responsibilities and potential

Peer Group	Established a new peer group to reflect the size, scope and business focus of Kontoor post-Spin-Off

Governance	Adopted a clawback policy, anti-hedging and anti-pledging policy and executive and director stock ownership guidelines

Compensation Consultant	Engaged Frederic W. Cook & Co., Inc. (“FW Cook”) as our independent compensation consultant

Executive Compensation

Our Governance Practices—Our executive compensation practices promote good governance and mitigate excessive risk- taking. Below we highlight key compensation practices that we have implemented in our Program, to promote the interests of shareholders, and responsible compensation and governance practices:

WHAT WE DO

Recommend an annual “Say-on-Pay” advisory vote for shareholders, as further described in the Say-on-Pay Frequency proposal located on page 56

Alignment of executive compensation with shareholder returns through equity ownership and equity-based awards

“Double trigger” required for severance and accelerated vesting of equity awards pursuant to change-in-control agreements with our executive leadership team
Pay-for-performance emphasis with a balance of short- and long-term incentives, using an array of key performance metrics, with a strong emphasis on financial performance

Significant stock ownership guidelines for executives

Clawback provisions for cash and equity performance- based compensation

Independent compensation consultant to the Committee

WHAT WE DO NOT DO

No excise tax gross-up payments for executives

No hedging or pledging of Kontoor common stock by executives

No guaranteed salary increases or bonuses
No repricing of stock options and stock appreciation rights without shareholder approval or back dating

No employment agreements for executive officers

No liberal share recycling under the Stock Plan

Compensation Program

Compensation Philosophy and Objectives

The fundamental philosophy of our Program is to pay for performance, through the alignment of our executives’ pay with the achievement of short- and long-term business strategies of Kontoor. The Program incorporates the following objectives:

•	Motivate executives to accomplish Kontoor’s short-term and long-term business objectives;

•	Provide annual incentives to executives based on corporate, business group and/or individual performance;

•	Provide executives with long-term equity-based compensation that aligns the interests of shareholders and executives;

•	Retain our executive talent; and

•	Offer executives total compensation competitive with other companies with which Kontoor may compete for talent, with a focus on globally-oriented apparel and accessory companies.

Our Program is designed to balance fixed and performance-based compensation components and incentivize responsible achievement of multiple operating goals over one- and multi-year periods. For the purpose of valuing total direct compensation, the performance-based elements are valued at their grant date at target levels. Such awards also provide for above- and below- target payout levels and thereby directly motivate executives to achieve Kontoor’s business goals, reward them for achieving and exceeding these goals and reduce compensation below target levels if goals are not achieved.

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Executive Compensation

Following are the Elements of our Program:

Type	Component	Element	Terms	Objective	Vesting Period
Fixed Compensation	Annual Base Salary	Cash	• Fixed pay reflective of an executive’s role, responsibilities and individual performance • Reviewed annually	• Competitively compensate executives for their level of responsibility, skills, experience and sustained individual contribution	N/A
Performance- Based Compensation	Annual Incentive Award	Cash	• Variable, performance-based cash compensation earned based on achieving pre-established annual goals • Annual payouts range from 0% to 200% of the targeted incentive opportunity	• Link compensation to annual operating and strategic performance objectives	One Year
	Long-term equity incentive awards	Performance- Based Restricted Stock Units (“PRSUs”)

•  For 2019, variable, performance-based equity compensation earned based on achieving pre-established financial goals over a three-year performance cycle comprised of three consecutive one-year performance periods (subject to adjustment based on fiscal 2020-21 relative TSR)

•  Payouts range from 0% to 200% of the targeted incentive opportunity (±25% of target award tied to relative TSR)

•  Dividend equivalent units accumulate during the vesting period, but remain subject to attainment of performance goals

•  Paid in shares of Kontoor common stock upon vesting

•  Link compensation to annual operating performance objectives

•  Link rewards to long- term operating performance

•  Link rewards to shareholder value creation through stock price growth

•  Aid in retention

Three Years
Time-Based Compensation	Long-term equity incentive awards	Restricted Stock Units (“RSUs”)	• Dividend equivalent units accumulate during the vesting period, but are not paid unless the underlying RSUs vest • Paid in shares of Kontoor common stock upon vesting	• Link rewards to shareholder value creation through stock price growth • Aid in retention	Three Years (ratable vesting)

In establishing the elements of executive compensation, the Committee, in consultation with its independent consultant, assesses whether the Program’s terms promote unnecessary risk-taking. In performing this assessment, the Committee reviews such compensation design elements as pay mix, performance metrics, performance goals and payout curves, payment timing and adjustments, equity incentives, stock ownership requirements, clawbacks and Kontoor’s trading policies. The Committee’s independent consultant considered risk and the potential for unintended consequences associated with incentive design as part of its ongoing work with the Committee. After performing this analysis, the Committee has concluded that the Program does not promote excessive or unnecessary risk-taking.

Executive Compensation

Compensation Decision-Making Process—Roles and Responsibilities

The Talent and Compensation Committee

Kontoor’s Talent and Compensation Committee, composed entirely of independent directors, reviews all components of the Program periodically to confirm that they are necessary and appropriate to promote Kontoor’s strategic objectives while considering the competitive marketplace for executive talent. In addition, pertaining to their compensation related roles and responsibilities, the Committee:

•  Reviews and approves Kontoor’s goals and objectives relevant to the President and Chief Executive Officer’s compensation, evaluates his performance and sets his compensation levels

•  Annually reviews the performance evaluations of the other NEOs

•  Reviews and approves the compensation packages for the other NEOs

•  Approves base salary adjustments to the extent they are warranted by changes in market pay data, the executive’s performance and other considerations

•  Approves annual and long-term incentive award payouts based on performance achieved relative to the pre-established performance targets

•  Evaluates and approves executive officer compensation to ensure that a significant portion is performance-based, while creating incentives for above-target performance and consequences for below-target performance

•  Annually reviews aggregate long-term incentive practices, including share usage, potential dilution and total cost of long-term incentive program

•  Reviews and establishes the peer group companies used as a reference to compare Company performance and executive officer compensation

•  Continually monitors external compensation practices that meet high governance standards and considers their implementation as appropriate. Receives regular reports on such practices from its independent compensation consultant. Considers, as appropriate, available analysis of the Program by the leading proxy voting advisory firms. Receives feedback from Kontoor shareholders through Kontoor’s investor relations department

•  Confirms that total compensation paid to each executive officer is appropriate based on comparing the Company’s financial performance relative to the peer group as measured by financial metrics including operating performance

•  Will consider the results of the vote by Kontoor shareholders on the advisory “Say-on-Pay” proposal in connection with the discharge of its responsibilities

•  Reviews and approves executive compensation policies, such as clawback policies and share ownership requirements

•  Performs a total compensation review to understand the elements of the executives’ compensation

•  Reviews all components of Kontoor’s top executives’ compensation including current cash compensation (base salary and annual cash incentive awards) and assumed value of long- term equity incentive compensation (performance-based RSUs and service-based RSUs)

•  Reviews the dollar value to the executive and the cost to Kontoor of all perquisites and other benefits granted to the NEOs. Reviews aggregate balances under Kontoor’s deferred compensation plans. Considers projected payout levels under several termination-of-employment scenarios.

•  Annually performs or reviews a compensation risk evaluation

The Independent Committee Consultant

The Committee retained FW Cook as its independent compensation consultant to assist the Committee in accomplishing its objectives for 2019. FW Cook is independent of Kontoor, having no relationship with Kontoor other than providing advisory services to the Committee and serving as the compensation consultant to Kontoor’s former parent company. In reviewing FW Cook’s independence, the Committee has considered the six factor test prescribed under NYSE rules. The Committee has sole authority to retain or terminate the service of its compensation consultant and to establish the fees to be paid to the consultant. FW Cook’s responsibilities include:

•  At the Committee’s instruction, independently prepare an analysis of compensation data relating to the named executive officers and other Section 16 officers as well as benchmarking on non-employee director compensation

•  At the Committee’s request, a representative of FW Cook attended a majority of the meetings and executive sessions of the Committee in 2019

•  Advises the Committee on current executive compensation practices that meet high governance standards, as well as current market trends, regulatory issues and developments related to executive compensation and director compensation

•  Periodically reviews the industry group of publicly traded apparel/ accessory companies whose compensation data is used by the Committee in its process of establishing compensation levels (collectively, the “Industry Group”)

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Executive Compensation

Kontoor Management
As requested by the Committee, management is responsible for preparing information for each Committee meeting and providing FW Cook with information to facilitate its role in advising the Committee.

•  The Executive Vice President and Chief Human Resources Officer, the General Counsel and the President and Chief Executive Officer generally attend Committee meetings, except the executive sessions that are held as part of each meeting

•  The Executive Vice President and Chief Human Resources Officer, the General Counsel and the President and Chief Executive Officer work with the Committee Chair to prepare the agenda for each meeting

•  The President and Chief Executive Officer makes recommendations to the Committee regarding compensation for NEOs (other than himself)

•  The President and Chief Executive Officer provides the Committee with information regarding his achievement of objectives and other leadership accomplishments

•  Management provides information on Kontoor’s strategic objectives to the Committee and makes recommendations to the Committee regarding business performance targets and objectives for all senior executives including the President and Chief Executive Officer

•  In consultation with FW Cook, management recommends for the Committee’s consideration the Industry Group whose compensation data is used by the Committee to establish market pay levels for Kontoor executives

Competitive Compensation Targets and the Role of the Industry Group

In 2019, FW Cook and management each independently analyzed peer data as well as broader market data applicable to the talent pool from which the company draws (the “Comparison Data”) in proposing compensation targets for 2019.

In establishing a peer Industry Group to review, the Committee primarily identified companies that are of comparable size (based on revenue and market capitalization), and met a majority of several criteria, such as

•	having similar products and/or customers,

•	having strong brands that are respected and well-known,

•	having wholesale operations and domestic U.S. sales and

•	is a frequent peer of peers being listed as a compensation peer in at least three other current peer companies.

The Industry Group constituent companies include:

Capri Holdings Limited (f/k/a Michael Kors Holdings Limited)	Carter’s, Inc.	Columbia Sportswear Company
Deckers Outdoor Corporation	Express, Inc.	G-III Apparel Group, Ltd.
Gildan Activewear Inc.	Guess?, Inc.	Hanesbrands Inc.
Levi Strauss & Co.	Oxford Industries, Inc.	Ralph Lauren Corporation
Steven Madden, Ltd.	Tapestry, Inc.	Under Armour, Inc.
Wolverine World Wide, Inc.

Our revenues rank between the 25th percentile and 50th percentile and our market capitalization ranks near the 25th percentile of the Industry Group companies.

For 2019, compensation was established for each NEO at the time of Spin-Off taking into consideration the Comparison Data, the scope of the executive’s duties and the executive’s experience in his or her role. The Committee also evaluated the relative compensation levels among Kontoor’s senior executives as compared to the market pay levels of companies in the Industry Group. In future years, the Committee will also consider the executive’s individual performance relative to his or her peers. The Committee seeks to set target, as well as balance the elements of, total direct compensation (base salary, target annual cash incentive awards and target annual long-term equity incentive award values) for senior executives at levels competitive with compensation paid to executives in comparable positions at Industry Group peers.

Benefits in 2019 were set at levels intended to be competitive within the Industry Group but were not included in the Committee’s evaluation of total direct compensation. The Committee also approved launch-related awards in connection with the Spin-Off that were not considered in Kontoor’s total direct compensation for purposes of setting target levels of NEO compensation in 2019.

Executive Compensation

Components of Total Direct Compensation

The components of the target total direct compensation opportunity set by the Committee annually for each executive are short-term cash compensation (annual base salary and target annual cash incentive award) and long-term equity incentive compensation (RSUs and PRSUs under the Stock Plan). The portions of FY2019 target total direct compensation for each of the compensation elements for the NEOs were as follows:

Executive	Base Salary	Annual Cash Incentive Award	Long-Term Equity Incentive Awards	At-Risk Portion*
Mr. Baxter	22%	22%	56%	78%
Mr. Welton	36%	24%	40%	64%
Mr. Waldron	34%	26%	40%	66%
Mr. Waldeck	33%	26%	41%	67%
Ms. Krueger	44%	23%	33%	56%

*	“At-Risk Portion” includes Annual Cash Incentive Award and Long-term Equity Incentive Awards.

Base Salary

Base salary is designed to compensate executives for their level of responsibility, skills, experience and sustained individual contribution. Base salary is generally intended to be competitive as compared to salary levels for equivalent executive positions at companies in the Industry Group. The Committee believes that a competitive base salary provides the foundation for the total compensation package required to attract, retain and motivate executives in alignment with Kontoor’s business strategies.

The Committee intends to annually review individual salaries for the NEOs, as well as conduct a review at the time of a promotion or other change in responsibilities. It is planned that each NEO will be evaluated annually based on several components: key job responsibilities, key accomplishments, performance trends and annual goals and objectives. The resulting performance evaluations will be presented to the Committee to be used in assessing salary and the other components of total compensation for each NEO.

Initial base salaries of the NEOs were set by the Board of Directors effective as of the Spin-Off on May 22, 2019. These salaries represent an increase from the salary these individuals received from VF (excluding Ms. Krueger, whose salary was unchanged from her January 2019 hire date at VF). Salaries were increased as of the Spin-Off based on (i) assessment of the individual’s experience, skill set and performance, (ii) review of the competitive market salary range for the individual’s position and (iii) recognition of substantial increases in the executive’s responsibilities.

Executive	FY2019 Base Salary (Pre-Spin-Off)	FY2019 Base Salary (Post-Spin-Off)	Percentage Increase
Mr. Baxter	$750,000	$875,000	17%
Mr. Welton	$374,019	$500,000	34%
Mr. Waldron	$422,107	$460,000	9%
Mr. Waldeck	$339,438	$440,000	30%
Ms. Krueger	$475,000	$475,000	0%

Going forward, annual base salaries will be set by the Talent and Compensation Committee. Annual base salary increases for our NEOs will be based on (i) an assessment of the individual’s experience, skill set and performance, (ii) the competitive market salary range for the individual’s position and (iii) Kontoor’s overall merit increase budget for salaries. In addition, the Committee will consider substantial increases in an executive’s responsibilities in setting base salary increases.

Annual Cash Incentives

Kontoor has an annual cash incentive program (the “AIP”). All Kontoor employees are eligible to participate in the AIP, unless they participate in a sales incentive plan. The AIP focuses employee attention on Kontoor’s annual performance as measured by pre-established goals. The incentives are designed to motivate Kontoor’s employees by providing payments for achieving and exceeding goals related to Kontoor’s annual business plan and strategic priorities. AIP bonuses for the NEOs are paid according to the terms of Kontoor Brands Management Incentive Compensation Plan (“MIC Plan”).

30

Executive Compensation

Under the AIP, annual performance goals are set by the Committee. While it is the policy of the Committee to provide opportunities for annual incentive compensation for achievement of pre-established performance goals based primarily on financial measures, the Committee also retains discretion to pay bonuses apart from the AIP and the MIC Plan, reflecting its subjective assessment of the value of accomplishments of Kontoor’s executive officers which, in the Committee’s view, cannot always be anticipated in advance or reflected in such pre-established goals.

In 2019, the Board of Directors, in connection with the Spin-Off, approved and ratified the target AIP dollar amounts for Kontoor’s executives that were determined by VF prior to the Spin-Off based on competitive external comparison data provided by a third-party consultant. Following the Spin-Off, the Committee set the applicable performance targets under the AIP, which are described below. Going forward, the Committee anticipates establishing the targeted annual incentive opportunities under the AIP for executives after considering external compensation data, the recommendations of the President and Chief Executive Officer (other than with respect to his compensation) and FW Cook analysis. The Committee will also make a general assessment as to the relative amounts of annual incentives for the NEOs to make sure they are, in the Committee’s judgment, fair and reasonable.

For 2019, the AIP goals were set for the period December 29, 2018—December 28, 2019. All NEOs, except Ms. Krueger, received cash bonuses from Kontoor pro-rated from the Spin-Off date, and their cash bonuses for the fiscal period prior to May 22, 2019 (the date of Spin-Off) were paid in accordance with the VF Management Incentive Compensation Plan (the “VF MIC Plan”). Bonuses payable to executives under the VF MIC Plan for 2019 were paid by Kontoor on behalf of VF, and VF reimbursed Kontoor for such payments. Ms. Krueger did not participate in the VF MIC Plan, and her cash bonus was consequently not subject to pro-ration.

Our Performance Goals—The structure of the AIP seeks to align Kontoor’s strategic growth plans and focus on the most impactful drivers of annual shareholder return. The Committee believes the following key drivers of total shareholder return should be the foundation for annual bonus payouts for the NEOs:

Objective	Rationale
Operating Cash Flow

Indicates the financial strength of the company, supports the company’s Horizon 1 initiative and allows it to return earnings to shareholders through dividends and pursue opportunities that enhance shareholder value.

Gross Margin	Used to measure company efficiency and brand strength.
Profit Before Taxes	Profit measure that can be compared year-to-year at the business level.

The performance targets for 2019 were established by the Committee following the Spin-Off after considering criteria and weighting recommended by management in July 2019. These were set in line with Kontoor’s strategy to deliver consistent, profitable growth that provides sustainable, long term returns for Kontoor’s shareholders while considering the impact of external factors on short term performance. The targets reflected a number of factors, including the impacts of the Spin-Off, Kontoor’s strategic growth plan and value creation model and long-term commitments to our shareholders. In light of the Spin-Off occurring mid-year and the resulting stub period for the 2019 AIP, the Committee determined to measure performance under the AIP in 2019 solely based upon Company-wide financial performance. Going forward, the Committee may set targets related to not only Company performance but also individual, regional, business unit and similar performance goals.

Details of the performance goals are shown below.

Fiscal Year 2019 Kontoor AIP Performance Targets

		Performance Levels

Performance Metric	Metric Weighting	Threshold (50%)	Target (100%)	Maximum (200%)

Cash Flow	50%	$260,000,000	$271,000,000	$300,000,000
Gross Margin	25%	40.0%	40.3%	41.0%
Profit Before Taxes	25%	$225,000,000	$265,000,000	$290,000,000

Executive Compensation

The Kontoor performance targets are measured at threshold, target and maximum amounts. The target award amounts are set forth in the Grants of Plan-Based Awards table on page 41.

The Committee has the discretion to review the effects of certain adjustments when assessing AIP performance, including review of:

(1)

the effects of adjustments related to impairment charges, restructuring charges, unplanned impact of trade tariffs, other extraordinary items, regulatory changes, non-recurring items and required changes in accounting policies and

(2)	any difference between actual foreign exchange rates and the foreign exchange rates used in Kontoor’s 2019 financial plan.

Further, the Committee may adjust the cash flow metric to reflect the material adjustments made to the Company’s opening balance sheet resulting from the Spin-Off.

The Committee reviewed Kontoor’s performance against the stated metrics for 2019. In reviewing these results, the Committee considered the unique nature of the 2019 AIP stub year, including the accounting and other impacts of the Spin-Off (including the timing of the Spin-Off), differences in the fiscal years of Kontoor and VF and complexity of setting initial AIP performance goals with limited relevant historical data. Based on this holistic analysis, the Committee used its judgment in determining FY 2019 AIP payouts in order to more appropriately reflect the Company’s performance, which resulted in a moderated payout level of 100% of target.

In addition, in 2019, the NEOs (except Ms. Krueger) received payment under the VF MIC Plan in connection with VF performance for the 15-month period ended March 31, 2019. The payments made to the NEOs under the AIP, including payments made under the VF MIC Plan that were paid by Kontoor and reimbursed by VF, are set forth in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table on page 39.

Performance-Based Restricted Stock Units (60% of Annual LTI and Launch Awards)

Under Kontoor Brands Mid-Term Incentive Plan (“MTIP”), executives are awarded performance-based RSUs (“PRSUs”) that are settled under the Stock Plan. The PRSUs give recipients the opportunity to earn shares of Kontoor common stock for performance achieved over a multi-year performance cycle. PRSUs provide long-term incentive compensation for executives with the objectives of providing a focus on long-term value and increasing stock ownership. PRSUs are designed to align the interests of Kontoor executives with those of shareholders by encouraging the executives to enhance the value of Kontoor common stock. In addition, the multi-year performance cycle is designed to create an incentive for individual executives to remain with Kontoor.

Recipients may earn from 0% to 200% of the target number of PRSUs granted. The Committee will determine the number of PRSUs earned at the end of the three-year performance cycle and may impose a modifier, such as total shareholder return, in determining performance achievement. The PRSUs cliff vest three years from the grant date, to the extent earned. PRSUs are forfeitable upon an executive’s termination of employment prior to the end of a performance cycle, except for the following:

(i)	the award will be settled to the extent actually earned in the event of death or disability,

(ii)	the award will be settled to the extent actually earned in the event of retirement, provided that a year has passed between the grant date and retirement date,

(iii)

the award will be settled for that pro-rated portion that would have been actually earned in the event of a termination of the executive’s employment by Kontoor without cause prior to a change in control, with pro-ration based on the part of the performance period in which the executive remained employed plus any period during which salary-related severance payments are made, provided that a year has passed between the grant date and termination date, and

(iv)

the award will be settled using the average of the performance achieved for the completed year(s) in the performance cycle if greater than 100% (i.e., the performance required to earn at least target PRSUs) or, if such average is less than 100%, the average of the actual performance for the completed year(s) in such performance cycle, with years not yet complete being deemed to be 100% of target performance, in the event of a termination by Kontoor without cause or by the executive for good reason at or after a change of control of Kontoor. The executives’ Change in Control Agreements described on page 37 also provide for PRSUs becoming fully vested upon an executive’s qualifying termination of employment following a change in control of Kontoor.

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Executive Compensation

Dividend equivalents are paid on the shares actually paid out under the MTIP (no dividend equivalents are paid on any portion of the PRSUs not earned). At the payout date, the cash value of dividend equivalents is converted into additional shares.

Our Performance Goals—The structure of the MTIP seeks to align Kontoor’s strategic growth plans and focus on the most impactful drivers of long-term shareholder return. The Committee believes the following key drivers of long-term shareholder return should be the foundation for PRSUs for the NEOs:

Objective	Rationale
Operating Cash flow

Indicates the financial strength of the company, supports the company’s Horizon 1 initiative and allows it to return earnings to shareholders through dividends and pursue opportunities that enhance shareholder value.

Gross Profit	Used to measure company efficiency.

Cash flow and gross profit were used as measures in both our short- and long-term performance programs due to the Committee’s desire to focus management on the performance drivers it viewed as most critical to our successful launch as a stand-alone company and long-term success, in light of our lack of operating history and the unique accounting and other impacts of the Spin-Off.

Due to the lack of historical performance data as a stand-alone company and the higher risk of goal obsolescence associated with multi-year performance targets following the Spin-Off, the three-year performance cycle for the PRSUs granted in 2019 consists of three consecutive one-year performance periods, with payout based on the average of performance. A total shareholder return (“TSR”) modifier covering the last two years of the 2019-2021 Kontoor performance period also applies to the PRSUs granted in 2019. The TSR modifier enhances the long-term performance orientation of the award in light of the company’s unique position as a first-year stand-alone company following the Spin-Off. The Company intends to establish cumulative three-year performance goals for performance grants issued in 2021.

For 2019, the Committee established the following first-year targets for the first year of the December 29, 2018 through January 1, 2022 performance cycle.

Performance Goal	Weighting	Threshold Performance (50%)	Target Performance (100%)	Maximum Performance (200%)
Cash Flow	60%	$260,000,000	$271,000,000	$300,000,000
Gross Profit	40%	$1,000,000,000	$1,038,000,000	$1,088,000,000

To determine the number of PRSUs earned, the performance targets achieved over the performance cycle, as determined by the Committee, will be averaged. The participant’s payout is calculated by multiplying the target number of PRSUs granted by the interpolated payout percentage (between 0% and 200% of the participant’s target award). A second component, a relative performance metric, applies to the PRSUs granted in 2019 and will be based on Kontoor’s TSR for the last two years of the 2019-2021 performance cycle, as compared to the TSR generated by the Russell 3000 Index companies during such 24-month period. At the end of the three-year performance period, the payout for each participant will:

(i)	be unaffected if Kontoor’s TSR is between the 75th and 25th percentile of TSR of the Russell 3000 Index companies over the period,

(ii)	increase in the amount of 25% of the participant’s target award if Kontoor’s TSR is greater than or equal to the 75th percentile of TSR of the Russell 3000 Index companies over the period, or

(iii)	decrease in the amount of 25% of the participant’s target award if Kontoor’s TSR is equal to or below the 25th percentile of TSR of the Russell 3000 Index companies over the period.

As a result of including this relative performance metric, actual payouts may range from 0% to 225% of the targeted award. An additional number of shares equal to the dollar value of the dividends that would have accrued (without compounding) will also be added to the shares subject to the payout, to the extent the award is earned.

Executive Compensation

Kontoor also made a one-time grant of performance-based restricted stock units to certain executives, including the NEOs, in connection with the Spin-Off, which awards are intended to increase retention and strengthen alignment between management and shareholders (the “Launch PRSUs”). The Committee determined that such awards were appropriate to recognize accountability in preparing for the Spin-Off and support retention. The Launch PRSUs, similar to the PRSUs described above, consist of three consecutive one-year performance cycles, vest three years following the grant date, to the extent earned, and have the relative TSR modifier described above. The Launch PRSUs have the same terms and conditions as the PRSUs described above, except that the Launch PRSUs provide for pro rata vesting in the event a recipient elects to retire prior to the award being fully vested.

In addition, Kontoor issued PRSUs under the MTIP to the NEOs to replace certain PRSUs granted by VF in 2018 (and 2019 in the case of Ms. Krueger) (the “2018 VF PRSUs”) that were forfeited pursuant to the terms of the Spin-Off. These PRSUs (the “Replacement PRSUs”) equitably replace 62% of the 2018 VF PRSUs, with the remaining 38% of the 2018 VF PRSUs (as adjusted pursuant to the terms of the Spin-Off) being settled by VF. The Replacement PRSUs consist of two consecutive one-year performance periods, ending December 26, 2020. Excluding the TSR modifier described above relating to the 2019 PRSUs, the Replacement PRSUs otherwise have the same general terms and conditions as the PRSUs described above.

The Committee reviewed Kontoor’s performance against the stated metrics for 2019. Upon a holistic consideration of performance, including the accounting and other impacts of the Spin-Off (including the timing of the Spin-Off), differences in the fiscal years of Kontoor and VF and complexity of setting FY2019 performance goals without prior operating history as a stand-alone entity, the Committee used its judgment in determining FY 2019 performance achievements. The Committee determined to moderate FY 2019 performance period earnings for the annual PRSUs, Launch PRSUs and Replacement PRSUs, all of which utilized the same performance measures, and determined that 100% of target performance was met. Final payout for the FY 2019 annual PRSUs and Launch PRSUs will also consider company financial performance in FY 2020 and FY 2021, as well as Kontoor’s relative TSR against the Russell 3000 index for the two-year period covering FY 2020 and FY 2021. Final payout for the 2018 VF PRSUs will also consider company financial performance in FY 2020.

Kontoor did not make any PRSU payouts in 2019 as the only PRSUs that were both earned and vested were settled by VF pursuant to the terms of the Spin-Off. The amounts represented in the Option Exercises and Stock Vested Table on page 46 therefore represent amounts settled by VF. The PRSU target award amounts established by Kontoor for the NEOs for the 2019-2021 performance period are set forth in the Grants of Plan-Based Awards table on page 41. The grant-date fair value of the PRSU target awards granted to NEOs by Kontoor and VF (prior to the Spin-Off) for the three-year performance period beginning in each of 2018 and 2019 is reflected in the Stock Awards column of the Summary Compensation Table on page 39.

Restricted Stock Units (40% of Annual LTI and Launch Grant)

Executives are also awarded time-based restricted stock units (the “RSUs”) under the Stock Plan. The RSUs consist of awards of the right to receive stock as determined by the Committee at the end of a specified restricted period, subject generally to continued employment. Dividend equivalents shall be paid or credited on RSUs, but any such dividend equivalents shall be subject to the same risk of forfeiture, other restrictions and deferral of settlement, if applicable, as apply to the underlying RSUs. The RSUs vest ratably in annual installments over three years. RSUs are generally forfeitable upon an executive’s termination of employment to the extent not vested, except for the following:

(i)	the award will immediately vest in full, without proration, in the event of death or disability,

(ii)	the award will vest in full, without proration, at the stated vesting date(s), in the event of retirement, and

(iii)	a pro rata portion of the award will vest at the next stated vesting date upon termination by Kontoor without cause.

RSUs will be forfeited and terminate immediately upon an executive’s termination of employment for any reason if termination occurs prior to the first anniversary of the grant date. In accordance with the executives’ Change-in-Control Agreements described on page 37, upon an executive’s qualifying termination of employment following a change in control of Kontoor, RSUs become fully vested.

In addition to the 2019 RSU grants, Kontoor made a special grant of RSUs to certain executives, including the NEOs, in connection with the Spin-Off, which awards are intended to increase retention and strengthen alignment between management and shareholders (the “Launch RSUs”). The Committee determined that such awards were appropriate to recognize accountability in

34

Executive Compensation

preparing for the Spin-Off and support retention. The Launch RSUs vest ratably over three years and have the same general terms and conditions as the RSUs described above, with the exception that the Launch RSUs provide for pro rata vesting in the event a recipient elects to retire prior to the award being fully vested.

In connection with the Spin-Off, all VF restricted stock units (the “VF RSUs”) held by Kontoor employees were converted to Kontoor RSUs. The VF RSUs are generally subject to the same terms and conditions (including vesting) as applicable to the corresponding VF RSUs immediately prior to the Spin-Off, with equitable adjustments being made to the number of shares of Kontoor common stock subject to the award. Further, 20% of the target number of performance- based restricted stock units granted by VF in 2017 (the “2017 VF PRSUs”) that were outstanding immediately prior to the Spin-Off were equitably converted into Kontoor RSUs that vested, subject to certain terms and conditions, on December 28, 2019. The remaining 80% of the target 2017 VF PRSUs will be settled by VF upon certification of achievement of the underlying performance goals.

The 2019 RSU awards are set forth in the Grants of Plan-Based Awards table on page 41. The grant-date fair value of the RSU awards granted to NEOs by Kontoor in 2019 is reflected in the Stock Awards column of the Summary Compensation Table on page 39.

Restricted Stock Awards

In connection with the Spin-Off, all VF restricted stock awards (“RSAs”) held by Kontoor’s executives were converted into RSAs of Kontoor (the “Replacement RSAs”). The Replacement RSAs are generally subject to the same terms and conditions (including vesting) as applicable to the corresponding VF RSAs immediately prior to the Spin-Off, with equitable adjustments being made to the number of shares of Kontoor common stock subject to the award. The Replacement RSAs generally have four-year cliff vesting, subject to continued employment. In the event of termination of employment due to death or disability, a pro rata portion of the award vests as of the date of termination. In accordance with the executives’ Change-in-Control Agreements described on page 37, upon an executive’s qualifying termination of employment following a change in control of Kontoor, the Replacement RSAs fully vest. Dividends will be paid on RSAs, with any cash amounts reinvested in additional shares of Kontoor common stock. Dividends are subject to the same forfeiture conditions as the underlying RSAs.

Apart from the Replacement RSAs, no RSAs were granted to employees in 2019, and the Company currently does not intend to grant RSAs as part of its Program going forward.

Stock Options

In connection with the Spin-Off, all VF options held by Kontoor executives were converted into options of Kontoor (the “Replacement Options”). The Replacement Options are generally subject to the same terms and conditions (including vesting) as applicable to the corresponding VF option immediately prior to the Spin-Off, with equitable adjustments being made to the number of shares of Kontoor common stock subject to the option and exercise price. The Replacement Options are non-qualified stock options granted under the Stock Plan that vest ratably over three years. These options are exercisable only so long as the option holder remains an employee of Kontoor or its subsidiaries, except that, subject to earlier expiration of the option term, and to the specific terms and conditions contained in the Stock Plan, options generally remain exercisable for the period severance payments are made (if any) in the case of involuntary termination of employment and for 36 months after death, retirement or termination of employment due to disability. Further, upon termination of employment due to death or disability, any unvested portion of the option will vest and become exercisable in full. Upon termination due to retirement, any portion of the option that would not have vested before the expiration of the 36-month exercise period following termination will be forfeited, and upon involuntary termination where severance is paid, any portion of the option that would not have vested before the expiration of the severance payment installments will be forfeited.

In addition, in accordance with the executives’ Change-in-Control Agreements described on page 37, upon an executive’s qualifying termination of employment following a change in control of Kontoor, vesting of the options is accelerated and all of the options held by the executive become fully exercisable.

Apart from the Replacement Options, no options were granted to employees in 2019, and the Company currently does not intend to grant options as part of its Program going forward. The Replacement Options granted by VF in 2019 prior to the Spin-Off are set forth in the Grants of Plan-Based Awards table on page 41.

Executive Compensation

Retention and Special Awards

Retention equity awards may be made by the Committee from time to time to attract or retain key executives and are designed to promote long-term employment with Kontoor. Awards of restricted stock or restricted stock units for retention purposes under the Stock Plan are not part of regular annual compensation and are not treated as part of total direct compensation as discussed above. Apart from the PRSUs and RSUs granted to executives in connection with the Spin-Off launch, no special awards were granted to the NEOs in 2019.

Policy for the Recovery of Awards or Payments in the Event of Financial Restatement

The Committee has adopted a policy for the recovery of cash and equity incentive compensation from officers and certain other employees (these are generally referred to as “recoupment” or “clawback” policies). The policy provides that the Committee may require a covered employee to forfeit an equity-based incentive award or repay cash-based incentive compensation if Kontoor is required to prepare an accounting restatement as a result of the covered employee’s misconduct, if the covered employee engages in misconduct materially detrimental to Kontoor or if otherwise required by applicable laws, rules or regulations. The award agreements for performance-based restricted stock units, restricted stock units, restricted stock awards and options under the Stock Plan include provisions respecting such recovery, as does the MIC Plan.

Policy Regarding Hedging or Pledging of Kontoor Common Stock

The Committee has adopted a policy prohibiting Kontoor directors, executive officers named in this Proxy Statement and certain other executives from engaging in transactions in derivative securities (including puts, calls, collars, forward contracts, equity swaps, exchange funds and the like) relating to Kontoor securities, transactions “hedging” the risk of ownership of Kontoor securities and short sales of Kontoor securities. In addition, these individuals are prohibited from holding Kontoor securities in margin accounts or pledging Kontoor securities as collateral for loans.

Retirement and Other Benefits

The Committee believes that retirement and other benefits are important components of competitive compensation packages necessary to attract and retain qualified senior executives. The Committee intends to review the amounts of such benefits periodically along with other compensation components. However, such benefits do not affect the decisions the Committee makes regarding other compensation components, which are generally structured to achieve Kontoor’s short-term and long-term financial objectives.

401k Plan

During 2019, our NEOs were permitted to participate in the Kontoor Brands 401(k) Savings Plan (the “401k Plan”). The 401k Plan is a broad-based tax-qualified defined contribution plan available to most U.S.-based employees of Kontoor. Prior to the Spin-Off, the executives were eligible to participate in the VF Corporation Retirement Savings Plan.

Pension Benefits

Kontoor does not maintain a defined benefit pension plan. However, prior to the Spin-Off, VF sponsored and maintained the VF Pension Plan (the “VF Pension Plan”), a tax-qualified defined benefit plan that covered most of VF’s U.S.- based employees who were employed by VF on or before December 31, 2004. The purpose of the VF Pension Plan is to provide retirement benefits for those employees who qualify for such benefits under the provisions of the VF Pension Plan. The VF Pension Plan was closed to new participants at the end of 2004. Effective December 31, 2018, the VF Pension Plan ceased to recognize any future service performance and any eligible compensation paid for purposes of calculating participant accrued benefits under the VF Pension Plan. As of December 28, 2019, Mr. Waldron was the only Kontoor NEO who participated in the VF Pension Plan, and none of the Company’s other NEOs has ever participated in the VF Pension Plan. As part of the Spin-Off, VF retained the assets and liabilities associated with the VF Pension Plan; Kontoor does not share any of the assets or liabilities of the VF Pension Plan. None of the NEOs continue to participate in the VF Pension Plan with respect to their service to Kontoor following the Spin-Off.

Supplemental Executive Retirement Plan

Kontoor has not adopted a defined benefit pension plan. However, prior to Spin-Off, VF maintained a Supplemental Executive Retirement Plan (the “VF SERP”), which was an unfunded, nonqualified plan for eligible participants primarily designed to restore

36

Executive Compensation

benefits lost under the Pension Plan due to the maximum legal limit of pension benefits imposed under the Employee Retirement Income Security Act of 1974 (“ERISA”) and the Code. The VF SERP was closed to new participants at the end of 2004. Effective December 31, 2018, the VF SERP ceased to recognize any future service performance and any eligible compensation paid for purposes of calculating participant accrued benefits under the VF SERP. As of December 28, 2019, Mr. Waldron was the only Kontoor NEO who participated in the VF SERP, and none of the Company’s other NEOs have ever participated in the VF SERP.

Nonqualified Deferred Compensation

Kontoor’s U.S.-based senior executives, including the NEOs, are permitted to defer compensation and receive a limited amount of matching credits under the Kontoor Brands Executive Deferred Savings Plan. Each Kontoor NEO participates in the Kontoor Brands Executive Deferred Savings Plan II, while only Mr. Waldron participates in the Kontoor Brands Executive Deferred Savings Plan. These plans enable executives to save for retirement on a tax-deferred basis. Nonqualified deferred compensation is discussed in further detail under the caption “2019 Nonqualified Deferred Compensation.”

Employee Benefits

Kontoor provides a number of benefit plans to all eligible employees, including the NEOs. These benefits include programs such as medical, dental, vision, life insurance and short- and long-term disability coverage and a merchandise discount on most Kontoor products. The NEOs are also eligible for financial counseling and an annual executive physical.

Change-in-Control Agreements

Kontoor has entered into Change-in-Control Agreements (the “Agreements”) with certain Kontoor senior executives, including the NEOs, that provide the executives with certain severance benefits in the event their employment with Kontoor is terminated under certain circumstances, as defined in the Agreements, subsequent to a change in control of Kontoor (i.e., “double-trigger” terminations). The Agreements are designed to reinforce and encourage the continued attention and dedication of such executives to their assigned duties without distraction in the face of the potentially disturbing circumstances arising from the possibility of a change in control of Kontoor. Kontoor believes that change-in-control arrangements are an important component of a competitive compensation package necessary to attract and retain qualified senior executives. The Agreements are described and quantified below in the “Potential Payments Upon Change in Control, Retirement or Termination of Employment” section.

Under the terms of the Agreements, the executives would also be entitled to supplemental benefits, such as accelerated rights to exercise stock options, accelerated lapse of restrictions on restricted stock, restricted stock units and performance-based restricted stock units and continued life, medical and dental insurance for specified periods after termination. Upon a change in control of Kontoor, Kontoor also will pay all reasonable legal fees and related expenses incurred by the executive as a result of the termination of his or her employment or in obtaining or enforcing any right or benefit provided by the Agreements.

Payments Upon Spin-Off

None of the NEOs have contractual rights to receive separation payments if they terminate their employment or are terminated with or without cause prior to a change in control of Kontoor.

Preservation of Deductibility of Compensation

Section 162(m) of the Code generally limits the deductibility by Kontoor for Federal income tax purposes of annual compensation in excess of $1 million paid to certain executive officers (generally, Kontoor’s chief executive officer and other NEOs). In the case of taxable years commencing before January 1, 2018, the statute exempted qualifying performance-based compensation from the deduction limit if certain requirements were met. Additionally, an exemption exists for certain grandfathered compensation payable pursuant to a written binding contract that was in effect on November 2, 2017, that is not materially modified after that date and would have been deductible under Section 162(m) prior to its amendment in December 2017.

When designing the compensation structure, the Committee believes that it needs to consider all relevant factors that attract, retain and reward talent. The Committee has not adopted a policy requiring all compensation to be tax-deductible. Therefore, the Committee has the flexibility to award compensation that may not be tax-deductible. In addition, the Committee reserves the right to modify compensation that was initially intended to be exempt from Section 162(m) if it determines that such modifications are consistent with Kontoor’s business needs.

Executive Compensation

Executive Stock Ownership Guidelines

It is Kontoor’s policy to strongly encourage stock ownership by Kontoor senior management and directors. This policy closely aligns the interests of management with those of shareholders. Effective as of July 23, 2019, senior executives are subject to share ownership guidelines that require them to accumulate and then retain shares of Kontoor common stock having a market value ranging from one to six times annual base salary, depending upon the position. The Chief Executive Officer and the other named executive officers are required to accumulate Kontoor common stock having market values as follows:

Officer	Kontoor Common Stock Having a Market Value of
Chief Executive Officer	Six times annual base salary
Chief Financial Officer, General Counsel and Global Brand Presidents	Three times annual base salary

Once achieved, the ownership of the guideline amount should be maintained for as long as the executive is subject to the guideline. Future declines in stock price will not affect compliance with the policy so long as the number of shares held at the time the required ownership level was achieved does not change.

Credit will be given for direct holdings by the executive or his or her spouse or dependent child, joint holdings by the executive and his or her spouse and/or dependent child and the 401(k) plan. Additionally, credit will be given to shares held in individual brokerage accounts or other custodial accounts or in trust for the benefit of the executive or his or her spouse and/or dependent children. No credit will be given for shares subject to unexercised options or SARs (whether vested or unvested) or shares subject to restricted stock, restricted stock units or similar awards that have not vested or been earned. Until a senior executive has met the targeted ownership level, he or she must retain shares equal to 50% of the after-exercise, after-tax value of all vested, earned or exercised equity awards settled in Kontoor common stock. Due to Kontoor’s recent inception and adoption of the ownership guidelines, as of December 28, 2019, all of the NEOs are in compliance with the retention requirements of the ownership guidelines and are making progress toward meeting their guideline ownership level targets for executive stock ownership.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and the Committee’s independent compensation consultant. Based on the foregoing review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and Kontoor’s Annual Report on Form 10-K for the fiscal year ended December 28, 2019.

Kathleen Barclay, Chair

Juliana L. Chugg

Rich Williams

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Executive Compensation

Summary Compensation Table

The following table summarizes the compensation of our named executive officers in fiscal 2019 and 2018. The “named executive officers” are our Chief Executive Officer, our Chief Financial Officer, and our next three most highly compensated officers who were serving as officers as of December 28, 2019. Compensation in this table and in following tables includes amounts received from VF prior to and in connection with the Spin-Off. References to benefit plan amounts in this table and following tables include amounts under the corresponding VF benefit plans prior to the Spin-Off.

Name and Principal Position	Year(1)	Salary ($)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change In Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)
Scott H. Baxter President and Chief Executive Officer	2019 2018	825,481 743,270	-0- -0-	4,618,836 1,182,849	-0- 753,608	656,250 1,286,559	-0- -0-	153,467 296,793	6,254,034 4,263,079
Rustin Welton Executive Vice President and Chief Financial Officer	2019 2018	450,092 370,379	-0- 50,000	1,154,726 149,968	-0- 95,461	243,750 281,171	-0- -0-	36,037 36,261	1,884,605 983,240
Thomas E. Waldron Executive Vice President and Global Brand President—Wrangler	2019 2018	444,989 417,999	-0- 25,000	1,154,726 276,032	-0- 175,842	262,500 299,410	-0- 1,026,013	67,643 38,511	1,929,858 2,258,807
Christopher Waldeck Executive Vice President and Global Brand President—Lee	2019 2018	423,931 395,551	39,944 110,000	1,154,726 209,030	-0- 133,151	262,500 142,110	-0- -0-	118,895 94,911	1,999,996 1,084,753
Laurel Krueger Executive Vice President, General Counsel and Corporate Secretary(8)	2019	462,212	225,000	1,259,987	49,233	250,000	-0-	96,164	2,342,597

1	Values provided in this table for 2018 include amounts paid by VF from December 31, 2017—March 31, 2018 and for VF’s fiscal year 2019 Q1—Q3 (April 1, 2018—December 29, 2018).

2	Values in this column represent discretionary and/or sign-on bonuses provided by VF in 2018 to Messrs. Welton, Waldron and Waldeck and in 2019 to Mr. Waldeck and Ms. Krueger.

3

The 2019 amounts include the aggregate grant date fair value of the PRSU awards computed in accordance with FASB ASC Topic 718. The valuation assumptions used are summarized in Note 16 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 28, 2019 (“Form 10-K”). Awards of PRSUs for the three-year performance cycle from December 29, 2018—January 1, 2022 (consisting of three consecutive one-year periods) were made to the named executive officers in 2019 under the MTIP and as a one-time launch grant in recognition of their service in connection with the Spin-Off. The grant date fair value of PRSUs is calculated by multiplying the closing price of Kontoor common stock on the date of the award ($32.30) by the target number of PRSUs. A TSR modifier covering the last two years of the 2019-2021 Kontoor performance cycle applies to the PRSUs granted in 2019, which may increase or decrease actual payouts under the awards by plus or minus 25%. As a result, actual payouts may range from 0 to 225% of the targeted award. However, as the grant date has not yet been established under FASB ASC 718 for the second and third years of the performance cycle to which the TSR modifier applies, the grant date fair values at the maximum performance level are shown in the following sentence at the maximum payout level of 200%, without application of the potential TSR modifier. Assuming achievement of the financial performance goals at the maximum level, the grant date fair value of the PRSU awards would have been as follows: Mr. Baxter, $5,542,551; Mr. Welton, $1,385,670; Mr. Waldron, $1,385,670; Mr. Waldeck, $1,385,670; and Ms. Krueger, $881,790. Dividend equivalents are earned on these PRSUs subject to the same performance-based vesting requirements as apply to PRSUs. Also included in this column are dollar amounts equal to the aggregate grant date fair value of RSUs awarded to Messrs. Baxter, Welton, Waldron and Waldeck and Ms. Krueger for 2019, including, for Mr. Baxter, $1,874,560 (57,200 RSUs that vest ratably in 2020, 2021 and 2022); for Mr. Welton, $461,890 (14,300 RSUs that vest ratably in 2020, 2021 and 2022); for Mr. Waldron, $461,890 (14,300 RSUs that vest ratably in 2020, 2021 and 2022); for Mr. Waldeck, $461,890 (14,300 RSUs that vest ratably in 2020, 2021 and 2022); and for Ms. Krueger, $293,930 (9,100 RSUs that vest ratably in 2020, 2021 and 2022). Dividend equivalents accrue on these RSUs subject to the same vesting requirements as apply to the RSUs. Fair value for each RSU was the closing price of Kontoor common stock on the date of the award ($32.20). Additionally, in 2019, Ms. Krueger was granted (i) RSAs by VF that converted to 14,723 Kontoor RSAs in the Spin-Off, with an aggregate grant date fair value (as converted) of $500,047 and (ii) a pro-rated VF 2018 MTIP award that converted to 810 Kontoor PRSUs, with an aggregate grant date fair value (as converted) of $25,114 and a maximum payout value (as converted) of $50,229. The fair market value of these converted awards were calculated by multiplying the average of the high and the low price of VF common stock on the date of the award by the number of RSUs or target number of PRSUs, as applicable, and applying the conversion ratio of 2.425563. Ms. Krueger’s VF 2018 MTIP PRSUs have similar terms to the PRSUs described above, except for the TSR component. For a discussion of the performance goals applicable to the PRSU awards, as well as vesting, forfeiture and other terms applicable to the PRSU and RSU awards, see “Compensation Discussion and Analysis” on pages 32-35.

Amounts related to 2018 equity awards are shown on a pre-Spin-Off basis and are subject to application of a conversion ratio of 2.425563, except for certain VF MTIP awards granted in 2018 that were retained by VF following Spin-Off. The 2018 amounts include the aggregate grant date fair value of the VF PRSU awards computed in accordance with FASB ASC Topic 718. The valuation assumptions used are summarized in Note 13 to the audited combined financial statements filed in connection with our Form 10 (File No. 001-38854). Awards of VF PRSUs for the three-year performance period from April 1, 2018—April 3, 2021, as well as the performance period from December 31, 2017—March 31, 2018 (“VF Stub Period”), were made to the named executive officers in 2018 under the VF MTIP. The grant date fair value of VF PRSUs is the sum of two separate valuations, the larger portion being the target payout based on the probable outcome of financial performance goals and the remaining portion being the fair value of the award based on relative total shareholder return. This was calculated by (i) multiplying the average of the high and the low price of VF common stock on the date of the award by the target number of PRSUs to determine the portion of fair value based on financial performance goals and (ii) using a Monte Carlo simulated fair value to determine the portion of fair value based on relative total shareholder return (for the awards granted in 2018, this amount was $4.61 per PRSU at target). Assuming achievement of the financial performance goals at the maximum level, the grant

Executive Compensation

date fair value of the PRSU awards would have been as follows: Mr. Baxter, $1,546,264; Mr. Welton, $196,001; Mr. Waldron, $360,851; and Mr. Waldeck, $273,261 (these amounts include the relative total shareholder return portion of grant date fair value, but that portion of fair value is not based on an assumed probable level of performance so does not change when fair value is shown assuming maximum performance). Similarly, assuming achievement of the financial performance goals at the maximum level, the grant date fair value of the December 31, 2017—March 31, 2018 PRSU awards would have been as follows: Mr. Baxter, $386,604; Mr. Welton, $49,039; Mr. Waldron, $90,213; and Mr. Waldeck, $68,315. Dividend equivalents (without compounding) accrue on these PRSUs subject to the same performance-based vesting requirements as apply to the PRSUs. Also included in this column are dollar amounts equal to the aggregate grant date fair value of RSUs awarded to Messrs. Baxter, Welton, Waldron and Waldeck, for 2018, including, for Mr. Baxter, $187,524 (2,507 RSUs that vest in 2022); for Mr. Welton, $23,786 (318 RSUs that vest in 2022); for Mr. Waldron, $43,758 (585 RSUs that vest in 2022); and for Mr. Waldeck, $33,136 (443 RSUs that vest in 2022). Fair value for each such share of restricted stock or each RSU was the average of the high and low price of VF common stock on the date of the award.

4

All amounts related to 2018 options are shown on a pre-Spin-Off basis and are subject to application of a conversion ratio of 2.425563. Options granted by VF in 2019 are shown on an as converted basis. Options to purchase shares of VF common stock were granted in 2018 and 2019 under VF’s 1996 Stock Compensation Plan (the “VF Stock Plan”). The terms of options are described in footnote 2 to the Outstanding Equity Awards at Fiscal Year End 2019 Table. The values of the option awards in this column are the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 and were estimated using a lattice option-pricing model, which incorporates a range of assumptions for inputs between the grant date of the option and date of expiration. The valuation assumptions used and the resulting weighted average value of stock options are summarized in Note 16 to our audited financial statements included in our Form 10-K for the grant made during 2019 and in Note 13 to the audited combined financial statements filed in connection with our Form 10 (File No. 001-38854) for the grants made during 2018.

5

For 2019, cash awards earned under the Kontoor Management Incentive Compensation Plan (the “MIC Plan”), other than for Ms. Krueger, were pro-rated from the date of the Spin-Off, with that portion of the award related to the pre Spin-Off period reimbursed to Kontoor by VF and paid in accordance with the VF MIC Plan. The MIC Plan payments for 2019 will be made on or about March 2020. The amounts in this column for 2018 represent cash awards earned under the VF MIC Plan, which were determined by the VF Talent and Compensation Committee for calendar year 2018 and paid in June 2019. The 2018 amounts were determined by the VF Talent and Compensation Committee based on VF’s stub period (December 31, 2017—March 31, 2018) and fiscal year 2019 first through third quarters (April 1, 2018—December 29, 2018).

6

Kontoor does not maintain a defined benefit pension or actuarial pension plan and therefore no amounts are reported in 2019. However, VF sponsors and maintains the VF Pension Plan and VF Supplemental Executive Retirement Plan (the “VF SERP”), which Mr. Waldron participated in during his employment with VF. Mr. Waldron has outstanding benefits under the VF Pension Plan and VF SERP that are administered solely by VF. Messrs. Baxter, Welton and Waldeck and Ms. Krueger joined VF after the VF defined benefit plans were closed to new participants. The amounts reported in this column for 2018 represent the aggregate positive change in the actuarial present value of Mr. Waldron’s accumulated benefits the VF Pension Plan and VF SERP.

7

The amounts for 2019 include matching contributions under the Kontoor Executive Deferred Savings Plan II (the “EDSP II”) as follows: Mr. Baxter, $109,778; Mr. Welton, $26,930; Mr. Waldron, $27,820; Mr. Waldeck, $19,512; and Ms. Krueger, $14,250. This amount also includes matching contributions under the 401(k) Plan as follows: Mr. Baxter, $16,404; Mr. Welton, $8,786; Mr. Waldron, $16,800; Mr. Waldeck, $14,630; and Ms. Krueger, $0. For Mr. Baxter, this amount also includes the following: (1) $4,087 for an annual physical (which includes a tax gross up thereon in the amount of $1,827); (2) $16,127 for financial planning services (which includes a tax gross up thereon in the amount of $5,227); (3) $6,971 related to aircraft usage; and (4) $100 for tax gross ups associated with gift cards received for participation in the “Be Fit For Life” Program. For Mr. Welton, this amount also includes $320 related to aircraft usage. For Mr. Waldron, this amount also includes (1) $3,790 for an annual physical; (2) $19,133 for financial planning services (which includes a tax gross up thereon in the amount of $5,683); and (3) $100 for tax gross ups associated with gift cards received for participation in the “Be Fit For Life” Program. For Mr. Waldeck, this amount includes the following: (1) $5,619 for an annual physical (which includes a tax gross up thereon in the amount of $1,669); (2) $19,133 for financial planning services (which includes a tax gross up thereon in the amount of $5,683); and (3) $60,000 for a transitional allowance in connection with relocation. For Ms. Krueger, this amount includes: (1) $5,436 for an annual physical (which includes a tax gross up thereon in the amount of $1,615) and (2) $76,479 (which includes a tax gross up thereon in the amount of $23,560) for a transitional allowance in connection with relocation. Amounts include amounts paid by VF prior to the Spin-Off under the relevant predecessor plan, program or benefit.

8	Ms. Krueger commenced employment with VF on January 9, 2019, as the Vice President and General Counsel of Kontoor Brands, Inc.

40

Executive Compensation

2019 Grants of Plan-Based Awards

Name	Grant Date(1)	Date of Committee Action	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/SH)	Grant Date Fair Value of Stock and Option Awards ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Scott H. Baxter	7/23/2019	7/23/2019	$437,500	$875,000	$1,750,000
	8/13/2019	7/23/2019				21,450	42,899	85,798				1,385,638(4)
	8/13/2019	7/23/2019				21,450	42,899	85,798				1,385,638(5)
	8/13/2019	7/23/2019							28,600			923,780(6)
	8/13/2019	7/23/2019							28,600			923,780(7)
Rustin Welton	7/23/2019	7/23/2019	162,500	325,000	650,000
	8/13/2019	7/23/2019				5,363	10,725	21,450				346,418(4)
	8/13/2019	7/23/2019				5,363	10,725	21,450				346,418(5)
	8/13/2019	7/23/2019							7,150			230,945(6)
	8/13/2019	7/23/2019							7,150			230,945(7)
Thomas E. Waldron	7/23/2019	7/23/2019	175,000	350,000	700,000
	8/13/2019	7/23/2019				5,363	10,725	21,450				346,418(4)
	8/13/2019	7/23/2019				5,363	10,725	21,450				346,418(5)
	8/13/2019	7/23/2019							7,150			230,945(6)
	8/13/2019	7/23/2019							7,150			230,945(7)
Christopher Waldeck	7/23/2019	7/23/2019	175,000	350,000	700,000
	8/13/2019	7/23/2019				5,363	10,725	21,450				346,418(4)
	8/13/2019	7/23/2019				5,363	10,725	21,450				346,418(5)
	8/13/2019	7/23/2019							7,150			230,945(6)
	8/13/2019	7/23/2019							7,150			230,945(7)
Laurel Krueger	7/23/2019	7/23/2019	125,000	250,000	500,000
	1/23/2019	1/14/2019				405	810	1,620				25,114(8)
	8/13/2019	7/23/2019				3,413	6,825	13,650				220,448(4)
	8/13/2019	7/23/2019				3,413	6,825	13,650				220,448(5)
	1/23/2019	1/14/2019							14,723			500,047(9)
	8/13/2019	7/23/2019							4,550			146,965(6)
	8/13/2019	7/23/2019							4,550			146,965(7)
	1/23/2019	1/14/2019								6,396(10)	$33.96(10)	49,233(11)

1

All equity awards post Spin-Off are granted under the Stock Plan. Prior to the Spin-Off, equity awards were granted under the VF Stock Plan. See the “Compensation Discussion and Analysis” on pages 34-35 for a discussion of the treatment of VF awards in the Spin-Off.

2

The amounts in these columns represent the threshold, target and maximum annual incentive awards under the MIC Plan, as described above in the “Compensation Discussion and Analysis” on pages 30-32. Depending upon the level of achievement of each of the specified performance goals, annual cash awards could range from 0% to 200% of the targeted incentive opportunity for each MIC Plan participant.

3

The amounts in these columns represent the threshold, target and maximum PRSU awards under the MTIP for the three-year performance cycle December 29, 2018—January 1, 2022. Depending on the average level of achievement of certain performance goals during the three years of the performance cycle, payouts of awards could range up to a maximum of 200% of the target award, and potentially plus or minus an additional 25% of the target award depending on Kontoor’s TSR as compared to the TSR of Russell 3000 Index companies over the last two years of the performance cycle. Awards are shown at a maximum payout level of 200% in the table above. For a discussion of the performance goals applicable to the MTIP awards, as well as vesting, forfeiture and other terms, see “Compensation Discussion and Analysis” on pages 32-34.

Executive Compensation

4

In July 2019, the Talent and Compensation Committee awarded Mr. Baxter 42,899 PRSUs; Mr. Welton 10,725 PRSUs; Mr. Waldron 10,725 PRSUs; Mr. Waldeck 10,725 PRSUs; and Ms. Krueger 6,825 PRSUs for the three-year performance cycle December 29, 2018—January 1, 2022. These awards had a grant date of August 13, 2019. The aggregate fair value of PRSUs was computed in accordance with FASB ASC Topic 718 and was calculated by multiplying the closing price of Kontoor common stock on the date of grant ($32.30) by the number of PRSUs granted. See footnote 3 to the Summary Compensation Table. The assumptions used are summarized in Note 16 to our audited financial statements included in our Form 10-K.

5

In July 2019, the Talent and Compensation Committee awarded Mr. Baxter 42,899 PRSUs; Mr. Welton 10,725 PRSUs; Mr. Waldron 10,725 PRSUs; Mr. Waldeck 10,725 PRSUs; and Ms. Krueger 6,825 PRSUs for the three-year performance cycle December 29, 2018—January 1, 2022 in recognition of their services in connection with the launch of the Spin-Off. These awards had a grant date of August 13, 2019. The aggregate fair value of PRSUs was computed in accordance with FASB ASC Topic 718 and was calculated by multiplying the closing price of Kontoor common stock on the date of grant ($32.30) by the number of PRSUs granted. See footnote 3 to the Summary Compensation Table. The assumptions used are summarized in Note 16 to our audited financial statements included in our Form 10-K.

6

In July 2019, the Talent and Compensation Committee awarded Mr. Baxter 28,600 RSUs; Mr. Welton 7,150 RSUs; Mr. Waldron 7,150 RSUs; Mr. Waldeck 7,150 RSUs; and Ms. Krueger 4,550 RSUs that each vest ratably in 2020, 2021 and 2022. The grant date of these awards was August 13, 2019. The aggregate fair value of the RSUs was computed in accordance with FASB ASC Topic 718 and was calculated by multiplying the closing price of Kontoor common stock on the date of grant ($32.30) by the number of RSUs granted. See footnote 3 to the Summary Compensation Table. The assumptions used are summarized in Note 16 to our audited financial statements included in our Form 10-K.

7

In July 2019, the Talent and Compensation Committee awarded Mr. Baxter 28,600 RSUs; Mr. Welton 7,150 RSUs; Mr. Waldron 7,150 RSUs; Mr. Waldeck 7,150 RSUs; and Ms. Krueger 4,550 RSUs in recognition of their services in connection with the launch of the Spin-Off that each vest ratably in 2020, 2021 and 2022. The grant date of these awards was August 13, 2019. The aggregate fair value of the RSUs was computed in accordance with FASB ASC Topic 718 and was calculated by multiplying the closing price of Kontoor common stock on the date of grant ($32.30) by the number of RSUs granted. See footnote 3 to the Summary Compensation Table. The assumptions used are summarized in Note 16 to our audited financial statements included in our Form 10-K.

8

In January 2019, the VF Talent and Compensation Committee awarded Ms. Krueger a pro-rated 2018 VF MTIP award of 810 PRSUs with a grant date of January 23, 2019. The aggregate fair value of the PRSUs was computed in accordance with FASB ASC Topic 718 and was calculated by (i) multiplying the average of the high and low price of VF common stock on the date of grant ($82.38, or $33.96 on an as converted basis) by the target number of PRSUs to determine the portion of fair value based on financial performance goals and (ii) using a Monte Carlo simulated fair value to determine the portion of the fair value based on relative TSR. See footnote 3 to the Summary Compensation Table. The assumptions are summarized in Note 16 to our audited financial statements included in our Form 10-K. The amounts shown in the table are shown on an as converted basis.

9

In January 2019, the VF Talent and Compensation Committee awarded Ms. Krueger 14,723 shares of restricted stock with a grant date of January 23, 2019. The aggregate fair value of the RSAs was computed in accordance with FASB ASC Topic 718 and was calculated by multiplying the average of the high and love price of VF common stock on the date of grant ($82.38 or $33.96 on an as converted basis) by the number of VF RSUs granted. See footnote 3 to the Summary Compensation Table. The assumptions used are summarized in Note 16 to our audited financial statements included in our Form 10-K. The amounts shown in the table are shown on an as converted basis.

10

Represents options granted by VF prior to the Spin-Off. Under the VF Stock Plan, the exercise price of stock options is the fair market value on the date of grant. “Fair Market Value” is defined under the VF Stock Plan as the average of the reported high and low sales price of VF common stock on the date of grant. The average of the high and the low on January 23, 2019, the award date, was $82.38 (or $33.96 on an as converted basis). The closing price was $78.02 (or $38.16 on an as converted basis). The exercise price and number of shares underlying the option reflect the application of the conversion ratio for options in the Spin-Off of 2.425563.

11

The fair value on the date of grant of the option award was computed in accordance with FASB ASC Topic 718. The terms of options are described in footnote 2 to the Outstanding Equity Awards at Fiscal Year-End 2019 Table. The assumptions used and the resulting weighted average fair value of stock options granted during 2019 are summarized in Note 16 to our audited financial statements included in our Form 10-K.

42

Executive Compensation

Outstanding Equity Awards at Fiscal Year-End 2019

	Grant Date	Option Awards(1)(2)				Stock Awards(1)
		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)		Market Value of Shares or Units of Stock That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
Scott H. Baxter	2/18/2015	114,966		$31.07	2/17/2025
	2/23/2016	135,424		25.27	2/22/2026
	2/22/2017	122,936	61,467	22.04	2/21/2027
	2/21/2018	39,271	79,439	30.84	2/20/2028
	2/22/2017					6,804	(6)	$289,089
	2/22/2017					19,806	(7)	841,543
	2/21/2018					6,454	(8)	274,222
	8/13/2019					29,465	(9)	1,251,981
	8/13/2019					29,465	(10)	1,251,981
	2/21/2018								3,769(14)	$160,159
	2/21/2018								15,080(15)	640,737
	8/13/2019								42,899(16)	1,822,779
	8/13/2019								42,899(17)	1,822,779
Rustin Welton	2/18/2015	16,180		31.07	2/17/2025
	2/23/2016	19,060		25.27	2/22/2026
	2/22/2017	15,572	7,786	22.04	2/21/2027
	2/21/2018	5,033	10,061	30.84	2/20/2028
	7/26/2016					14,771	(11)	627,599
	2/22/2017					861	(6)	36,587
	7/26/2017					18,253	(11)	775,589
	2/21/2018					819	(8)	34,783
	8/13/2019					7,366	(9)	312,995
	8/13/2019					7,366	(10)	312,995
	2/21/2018								478(14)	20,303
	2/21/2018								1,911(15)	81,213
	8/13/2019								10,725(16)	455,705
	8/13/2019								10,725(17)	455,705

Executive Compensation

	Grant Date	Option Awards(1)(2)				Stock Awards(1)
		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)		Market Value of Shares or Units of Stock That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)(5)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
Thomas E. Waldron	2/18/2015	22,569		31.07	2/17/2025
	2/23/2016	8,860		25.27	2/22/2026
	2/22/2017		14,342	22.04	2/21/2027
	2/21/2018	9,268	18,536	30.84	2/20/2028
	2/22/2017					1,589	(6)	67,506
	2/22/2017					26,475	(7)	1,124,907
	2/21/2018					1,506	(8)	63,989
	8/13/2019					7,366	(9)	312,995
	8/13/2019					7,366	(10)	312,995
	2/21/2018								880	(14)	37,412
	2/21/2018								3,519	(15)	149,543
	8/13/2019								10,725	(16)	455,705
	8/13/2019								10,725	(17)	455,705
Christopher Waldeck	7/26/2017	13,628	6,814	25.01	7/25/2027
	2/21/2018	7,019	14,034	30.84	2/20/2028
	7/26/2017					21,500	(12)	913,533
	7/26/2017					754	(6)	32,052
	2/21/2018					1,140	(8)	48,456
	8/13/2019					7,366	(9)	312,995
	8/13/2019					7,366	(10)	312,995
	2/21/2018								667	(14)	28,342
	2/21/2018								2,666	(15)	113,265
	8/13/2019								10,725	(16)	455,705
	8/13/2019								10,725	(17)	455,705
Laurel Krueger	1/23/2019		6,396	$33.96	1/22/2029
	1/23/2019					15,259	(13)	648,365
	8/13/2019					4,688	(9)	199,179
	8/13/2019					4,688	(10)	199,179
	1/23/2019								810	(15)	34,423
	8/13/2019								6,825	(16)	289,994
	8/13/2019								6,825	(17)	289,994

1	Awards granted prior to the Spin-Off are shown on an as converted to Kontoor basis.

2

All options are non-qualified stock options awarded under the VF Stock Plan prior to the Spin-Off, which were converted to Kontoor options in the Spin-Off. Each option vests and becomes exercisable in thirds on the first, second and third anniversaries of the date of grant. Options generally become fully vested and exercisable upon the executive’s death or termination of the executive’s employment due to disability or in the event of certain terminations following a change in control of Kontoor. All options have a ten-year term but, in the event of certain terminations of the optionee’s employment, the options generally expire on an accelerated basis, as follows: 36 months after retirement, death or termination due to disability; at the end of the period severance payments are made (if any) in the case of involuntary termination; and at the time of any voluntary termination.

44

Executive Compensation

3

For all RSUs granted in 2018 or later and restricted stock awards, dividends are reinvested at the dividend payment date in additional shares that are subject to the same restrictions as the original award. For all RSUs granted prior to 2018, dividend equivalents accumulate and are subject to the same vesting conditions as the underlying RSU.

4

The market value of restricted awards reported in this column was computed by multiplying $42.49, the closing market price of Kontoor’s common stock at December 27, 2019, by the number of shares or units of stock awarded. For RSUs granted in 2018 or later and restricted stock awards, the amount also includes the value of accrued dividends as of that date.

5

The number of shares or units and values in these columns assume an achievement level at target of 100%. The final level of achievement for the awards in these columns may differ. The market value of PRSUs was calculated by multiplying 100% of the target number of PRSUs awarded (the number of shares in the chart is rounded to the nearest whole number; the dollar value is based on the actual number of shares including fractional shares) by $42.49, the closing market price of Kontoor’s common stock at December 27, 2019. For a discussion of vesting, forfeiture and other terms applicable to the PRSUs, see the “Compensation Discussion and Analysis” on pages 32-34.

6

The number represents the number of PRSUs that were awarded under the VF Stock Plan in 2017, which were converted to time-based vesting Kontoor RSUs in connection with the Spin-Off to the following named executive officers: Mr. Baxter 6,804 RSUs; Mr. Welton 861 RSUs; Mr. Waldron 1,589 RSUs; and Mr. Waldeck 754 RSUs. These RSUs vested December 31, 2019.

7

The number represents the number of shares underlying restricted stock awards granted under the VF Stock Plan in 2017, which were converted into Kontoor restricted stock awards in connection with the Spin-Off, to the following named executive officers: Mr. Baxter 19,806 restricted stock awards and Mr. Waldron 26,475 restricted stock awards. These shares of restricted stock vest in 2021, provided that the named executive officer remains an employee of Kontoor.

8

The number represents the number of RSUs that were awarded under the VF Stock Plan in 2018, which were converted into Kontoor RSUs in connection with the Spin-Off, to the following named executive officers: Mr. Baxter 6,454 RSUs; Mr. Welton 819 RSUs; Mr. Waldron 1,506 RSUs; and Mr. Waldeck 1,140 RSUs. These RSUs vest 50% in 2020 and 50% in 2022, provided the named executive officer remains an employee of Kontoor.

9

The number represents the number of RSUs that were awarded under the Stock Plan in 2019 to the following named executive officers: Mr. Baxter 29,465 RSUs; Mr. Welton 7,366 RSUs; Mr. Waldron 7,366 RSUs; Mr. Waldeck 7,366 RSUs; and Ms. Krueger 4,688 RSUs. RSUs vest ratably over three years and will fully vest in 2022, provided that the named executive officer remains an employee of Kontoor.

10

The number represents the number of RSUs that were awarded under the Stock Plan in 2019 in recognition of contributions related to the launch of the Spin-Off to the following named executive officers: Mr. Baxter 29,465 RSUs; Mr. Welton 7,366 RSUs; Mr. Waldron 7,366 RSUs; Mr. Waldeck 7,366 RSUs; and Ms. Krueger 4,688 RSUs. RSUs vest ratably over three years and will fully vest in 2022, provided that the named executive officer remains an employee of Kontoor.

11

Mr. Welton received awards of 14,771 and 18,253 shares of restricted stock in 2016 and 2017, respectively, under the VF Stock Plan, which were converted into Kontoor restricted stock awards in connection with the Spin-Off. These shares of restricted stock vest in 2020, provided that Mr. Welton remains an employee of Kontoor.

12

Mr. Waldeck received an award of 21,500 shares of restricted stock in 2017 under the VF Stock Plan, which were converted into Kontoor restricted stock awards in connection with the Spin-Off. These shares of restricted stock vest in 2021, provided that Mr. Waldeck remains an employee of Kontoor.

13

Ms. Krueger received an award of 15,259 shares of restricted stock in 2019 under the VF Stock Plan, which were converted into Kontoor restricted stock awards in connection with the Spin-Off. These shares of restricted stock vest 50% in 2021 and 50% in 2023, provided that Ms. Krueger remains an employee of Kontoor.

14

The number represents the number of VF PRSUs that were awarded under the VF MTIP in 2018 in connection with the VF Stub Period, multiplied by a target achievement level of 100% (rounded to the nearest whole number of shares). These VF PRSUs were converted into Kontoor PRSUs in connection with the Spin-Off and have a performance period ending December 2020.

15

The number represents the number of VF PRSUs that were awarded under the VF MTIP in 2018 (and 2019, in the case of Ms. Krueger), multiplied by a target achievement level of 100% (rounded to the nearest whole number of shares). These VF PRSUs were converted into Kontoor PRSUs in connection with the Spin-Off and have a performance period ending December 2020.

16

The number represents the number of Kontoor PRSUs that were awarded under the MTIP in 2019 for the three-year performance cycle ending January 1, 2022 multiplied by a target achievement level of 100% (rounded to the nearest whole number of shares).

17

The number represents the number of Kontoor PRSUs that were awarded in recognition of the launch of the Spin-Off under the MTIP in 2019 for the three-year performance cycle ending January 1, 2022 multiplied by a target achievement level of 100% (rounded to the nearest whole number of shares).

Executive Compensation

2019 Option Exercises and Stock Vested

The following table provides information for our NEOs regarding stock option exercises and stock award vesting during fiscal 2019.

	Option Awards(1)		Stock Awards(1)(2)

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Scott H. Baxter	116,907	4,387,768	99,047	3,949,413
Rustin Welton	6,437	180,419	2,501	210,927
Thomas E. Waldron	5,913	195,306	3,487	294,020
Christopher Waldeck	-0-	-0-	-0-	-0-
Laurel Krueger	-0-	-0-	-0-	-0-

1

The options and stock awards listed include awards that were exercised and/or vested in 2019. The awards include grants by VF prior to the Spin-Off. To the extent a VF award was converted into a Kontoor award, it is presented above on an as converted basis and reflects application of the Spin-Off conversion ratio of 2.425563. See the “Compensation Discussion and Analysis” on pages 30-35 for a discussion of the treatment of VF awards in the Spin-Off.

2

These columns report the number and value of earned awards of VF PRSUs under the VF MTIP granted in 2016, including accrued dividends. The number and value of the VF PRSUs were calculated following the determination by the VF Talent and Compensation Committee on May 13, 2019 of the level of achievement for the performance period. The aggregate dollar amount reported as vested was computed by multiplying the number of VF PRSUs by $84.33, the fair market value of the underlying shares on May 13, 2019, the determination date (the number of shares in the chart is rounded to the nearest whole number; the dollar value is based on the actual number of shares including fractional shares). No amounts reported in these columns were deferred by the executive officers. The fair market value is defined under the VF Stock Plan to be the average of the high and low price of VF common stock on the applicable date. For Mr. Baxter, the amounts in these columns also include 81,285 restricted stock awards granted by VF and converted into Kontoor RSAs in connection with the Spin-Off, with a fair market value of $2,451,570 (calculated by multiplying the number of restricted shares by Kontoor’s average high and low stock price on the vesting date).

2019 Nonqualified Deferred Compensation

Kontoor provides its senior executives, including our NEOs, with the opportunity to defer compensation under the Kontoor Brands Executive Deferred Savings Plan (the “EDSP”) and the EDSP II. While all of our NEOs participate in the EDSP II, only Mr. Waldron participates in the EDSP. No NEO made any contributions to, and Kontoor did not make any contributions to, any account under the EDSP in 2019.

The terms of the EDSP II permit an eligible executive to defer into a hypothetical “account,” on a pre-tax basis, annual cash compensation in excess of the IRS annual compensation limit for 401k contributions (but not more than 50% of the executive’s annual salary and 75% of the executive’s annual cash incentive payment). A participating executive’s account is also credited with matching credits equal to 100% on the first 6% of annual compensation deferred by the executive for the year. Earnings below the IRS annual compensation limit are eligible for contributions to the 401k Plan. The 401k Plan is a broad-based tax-qualified defined contribution plan for most U.S. employees of Kontoor. A participant is credited with matching credits equal to 100% on the first 6% of the annual compensation contributed by the participant, up to the IRS annual compensation limit of $280,000.

Accounts deferred are payable in either a lump sum or in up to ten annual installments following termination of employment, as elected by the executive at the time of deferral. Prior to termination of employment, an executive may receive a distribution of the executive’s deferred account upon an unexpected financial hardship.

Accounts under the EDSP and EDSP II are credited with earnings and losses based on certain hypothetical investments selected by the executive. The hypothetical investment alternatives available to executives include various funds. Executives may change such hypothetical investment elections on a daily basis (although Kontoor generally restricts its senior officers from changing their hypothetical investment elections with respect to the Kontoor common stock fund).

46

Executive Compensation

Name	Plan	Executive Contributions in Last FY ($)(1)	Kontoor Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at December 28, 2019 ($)(4)
Scott H. Baxter	EDSP II	$997,504	$109,778	$526,168	-0-	$6,115,719
Rustin Welton	EDSP II	89,768	26,930	61,033	-0-	461,753
Thomas E. Waldron	EDSP II	27,820	27,820	210,003	-0-	1,750,136
	EDSP	-0-	-0-	32,640		350,863
Christopher Waldeck	EDSP II	34,241	19,512	13,388	-0-	113,734
Laurel Krueger	EDSP II	14,250	14,250	1,858	-0-	30,358

1	Amounts reported in this column are included as salary and non-equity incentive compensation in the Summary Compensation Table. The type of compensation permitted to be deferred is cash compensation.

2

Amounts reported in this column are included as All Other Compensation in the Summary Compensation Table. The matching contribution for qualified executives is 100% on the first 6% of compensation deferred by the named executive officer under the EDSP II (for compensation in excess of the 401k contribution limit, which was $280,000 in 2019).

3

This column includes earnings and (losses) on deferred compensation balances. Such amounts are not “above-market” or “preferential” and therefore are not reported as compensation in the Summary Compensation Table.

4

This column reflects the aggregate of salary and non-equity incentive awards deferred by each named executive officer during his career with Kontoor (and VF prior to the Spin-Off) plus the aggregate amount of contributions by Kontoor (and VF prior to the Spin-Off) and the investment earnings thereon. Amounts deferred each year by the named executive officers have been reported in the Summary Compensation Table in the year earned.

Potential Payments Upon Change in Control, Retirement or Termination of Employment

The following section describes payments that would have been made to each of our NEOs and related benefits as a result of their termination of employment with Kontoor during 2019 due to (i) a termination of service in the event of a change in control of Kontoor, (ii) the executive’s retirement, (iii) the executive’s death or disability; (iv) a termination by Kontoor without “cause,” (v) a termination by Kontoor with “cause,” or (vi) the executive’s resignation, assuming these events occurred on December 28, 2019.

The descriptions below do not include the following amounts that the executives also would have received in all termination scenarios:

(a)	the aggregate balance disclosed in the Nonqualified Deferred Compensation table above;

(b)

the value of the executive’s vested “in-the-money” unexercised stock options; the executive would be able to realize such value by exercise of the options prior to any termination, or during the exercise period that is available following termination unless the executive is terminated by Kontoor without “cause” with no severance, the executive resigns for a reason other than retirement or the executive is terminated by Kontoor with “cause”; or

(c)

in the case of death, disability, retirement or certain other scenarios in Kontoor’s discretion, the executive’s portion of the MIC Plan payment for the year ended December 28, 2019, as disclosed in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above.

Our NEOs do not have employment contracts with Kontoor; all of their potential payments outlined below are defined in benefit plan documents described in this Proxy Statement. As described below under “Payments Upon Retirement,” as a result of retirement, executives do not receive enhanced benefits other than under the terms of certain equity awards, pursuant to which an executive who retires would not forfeit his awards due to retirement.

Potential Payments Upon a Change in Control of Kontoor

Kontoor has entered into Change-in-Control Agreements (the “Change-in-Control Agreements”) with each of the NEOs. The Change-in-Control Agreements provide severance benefits to each of the NEOs only if his or her employment is terminated by Kontoor without cause or for good reason by any of the NEOs within the 24-month period after a change in control of Kontoor. The Change-in-Control Agreements have a term of two years with automatic 12-month extensions. The Change-in-Control Agreements may be terminated by Kontoor, unless Kontoor has actual knowledge of an event or transaction that if consummated would constitute a change in control of Kontoor and, if a change in control has occurred, the Change-in-Control Agreements may not be terminated until two years after the change in control.

Executive Compensation

Generally, severance benefits payable to our NEOs include a lump-sum payment of an amount equal to 2.99 times the sum of the executive’s highest annual salary within the year preceding termination plus the highest amount of annual cash incentive awarded to the executive during the three fiscal years prior to the date on which the executive’s employment is terminated following a change in control of Kontoor (but not less than the target annual cash incentive for the year of termination). Under the terms of the Change-in-Control Agreements, upon a qualifying termination, the executives would also be entitled to supplemental benefits, such as payment of a pro rata portion of non-equity incentive compensation, accelerated vesting of stock options, accelerated lapse of restrictions on RSUs and restricted stock, continued life, medical and dental insurance for specified periods after termination, entitlements under retirement plans and a lump-sum retirement related payment. In the case of PRSUs under the MTIP, the PRSUs would be deemed earned based on the actual performance achieved through the date of termination projected for the entire performance cycle (except if performance in completed years is below-target, the uncompleted years are projected at target), and such PRSUs would vest in full (without pro-ration).

The total payments to be made to an executive in the event of termination of employment upon a change in control of Kontoor potentially could exceed the level of “parachute payments” (as that term is defined in the Code) that would trigger the “golden parachute excise tax,” which could result in imposition of excise taxes on the executive and loss of tax deductibility for Kontoor. However, if the parachute payments exceed the maximum amount that could be paid to the executive without giving rise to an excise tax, then the parachute payments will be reduced to just below that amount which would trigger the excise tax if such reduction would result in the NEO receiving an equal or greater after-tax benefit than he or she would receive if the full separation benefits were paid.

The following table shows the payments to which each of our NEOs would be entitled in connection with their termination of employment by Kontoor without cause or by the executive for good reason following a change in control of Kontoor, assuming the triggering event occurred on December 28, 2019:

Name	Severance Amount ($)	Bonus ($)	Unvested Restricted Stock or Units ($)	Unvested Stock Options ($)	Estimated Value of Benefit Continuation ($)	Total ($)
Scott H. Baxter	$3,491,250	656,250	$8,355,268	$2,182,329	$73,388	$14,102,236
Rustin Welton	1,820,000	243,750	3,113,475	276,417	85,981	5,295,873
Thomas E. Waldron	1,725,400	262,500	2,980,757	509,207	72,026	5,287,390
Christopher Waldeck	1,665,600	262,500	2,673,050	282,665	71,895	4,693,211
Laurel Krueger	1,670,250	250,000	1,661,134	54,537	85,818	3,471,739

Payments Upon Retirement

Mr. Baxter is our only NEO who was retirement eligible at December 28, 2019. Retirement would not result in any enhanced benefits, but under the terms of certain equity awards, an executive who is eligible for retirement would not forfeit his awards due to retirement. In the case of stock options, the options will continue to vest and become exercisable for thirty-six months following retirement (or the option’s termination date, if earlier). For RSUs (other than the Launch RSUs, which are pro- rata settled in connection with retirement), the awards will continue to vest following retirement at the stated vesting dates, without proration, so long as termination occurs on date that is more than one year following the grant date. Unvested restricted stock awards are generally forfeited upon retirement. Under the MTIP, upon a NEO’s retirement, the executive is entitled to settlement of the total number of PRSUs actually earned for the performance cycle.

48

Executive Compensation

At December 28, 2019, the estimated value of all unexercisable options, unvested RSUs, unvested PRSUs and unvested restricted stock, assuming Mr. Baxter had terminated employment due to retirement is as follows:

Name	Unvested Restricted Stock or Units ($)	Unvested PRSU Awards ($)1	Unvested Stock Options ($)	Total ($)
Scott H. Baxter	3,908,815	4,446,453	2,182,329	10,537,597

(1)

Under the MTIP, upon retirement at December 28, 2019, Mr. Baxter’s PRSUs earnable for the incomplete cycles (2019-2020 and 2019-2021) would not be forfeited but would remain fully subject to the performance requirements, so that the PRSUs would only be earned upon completion of the performance periods and only to the extent performance goals were actually achieved over the performance period. Therefore, the value of such PRSUs cannot be calculated as of December 28, 2019.

Payments Upon Termination Due to Death or Disability

Termination due to death or disability would not result in any enhanced benefits, but under the terms of certain equity awards, an executive who is eligible for retirement would not forfeit his awards due to death or disability terminations. To the extent one year has passed since the grant date, RSUs vest in full without proration upon termination due to death or disability and restricted stock will vest on a pro-rata basis. Under the MTIP, participants will receive the total number of PRSUs actually earned upon a termination for death or disability. Options generally fully vest upon termination due to death or disability and are exercisable for thirty-six months following such termination date. The following table shows the estimated value of all unvested restricted stock or RSUs, unvested PRSUs and unexercisable options on December 28, 2019, assuming the executive had terminated employment due to death or disability:

Name	Unvested Restricted Stock or Units ($)	Unvested PRSU Awards ($)1	Unvested Stock Options ($)	Total ($)
Scott H. Baxter	$1,161,780	$800,896	$2,182,329	$4,145,005
Rustin Welton	1,234,604	101,516	276,417	1,612,538
Thomas E. Waldron	931,480	186,955	509,207	1,627,641
Christopher Waldeck	633,881	141,607	282,665	1,058,154
Laurel Krueger	-0-	-0-	-0-	-0-

(1)

Under the MTIP, upon death or disability, PRSUs earnable for the incomplete cycles (2019-2020 and 2019- 2021) would not be forfeited but would remain fully subject to the performance requirements, so that PRSUs would only be earned upon completion of the performance periods and only to the extent performance goals were actually achieved over the performance period. Therefore, the value shown is at target because actual values cannot be calculated until the conclusion of the performance cycle.

Payments Upon Termination Without Cause

In the event of a termination by Kontoor without “cause” under the MTIP, if the executive has been an active participant for at least 12 months in a performance cycle, the executive would be eligible to receive a pro rata portion of the total number of PRSUs the executive is deemed to have earned based on performance in the completed portion of the performance cycle. Under the Stock Plan, the executive’s stock options would continue to vest and to be exercisable until the end of the period of the executive’s receipt of installments of severance pay, if any, from Kontoor, or the option’s termination date if earlier. To the extent one year has passed since the grant date, a prorated portion of Kontoor RSUs will vest. Any unvested restricted stock would be forfeited upon termination.

Payments Upon Termination for Cause or Resignation

In the event of a termination for “cause” or resignation not qualifying as retirement, each NEO would receive no additional compensation and any outstanding equity awards would be forfeited.

Executive Compensation

2019 Equity Compensation Plan Information Table

The following table provides information as of December 28, 2019, regarding the number of shares of Kontoor common stock that may be issued under Kontoor’s equity compensation plans.

	(a)	(b)	(c)

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(3)
Equity compensation plans approved by shareholders	3,477,566	$26.16	6,754,447
Equity compensation plans not approved by shareholders	—	—	—
Total	3,477,566	$26.16	6,754,447

1

PRSUs assume maximum performance conditions will be satisfied (i.e., at 225% of target award). Shares of restricted stock do not constitute “options, warrants or rights” and therefore are excluded from these columns. At December 28, 2019, a total of 194,151 unvested shares of restricted stock were outstanding.

2	Includes weighted average exercise price for stock options only.

3	Includes securities remaining available for future issuance under the 2019 Stock Compensation Plan.

50

Security Ownership of Certain Beneficial Owners and Management

Common Stock Beneficial Ownership of Certain Beneficial Owners

Set forth below are persons known by Kontoor to have voting power and/or dispositive power over more than 5% of Kontoor common stock, as well as certain other information, all as of February 18, 2020, except that information regarding the number of shares of Kontoor common stock beneficially owned by these shareholders (but not the calculation of the percentage of Kontoor common stock beneficially owned) is as of December 31, 2019, as indicated in the footnotes below. The percentage of Kontoor common stock beneficially owned is based on 57,036,606 shares outstanding as of February 18, 2020.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (# of shares)(1)	Percent of Class
State Street Corporation(2) One Lincoln Street Boston, MA 02111	8,777,285	15.4%

BlackRock, Inc.(3) 55 East 52nd Street New York, NY 10555	7,152,235	12.5%

Capital World Investors(4) 333 South Hope Street Los Angeles, CA 90071	6,744,210	11.8%

The Vanguard Group(5) 100 Vanguard Blvd. Malvern, PA 19355	6,006,017	10.5%

PNC Bank N.A. and affiliates(6) 300 Fifth Avenue Pittsburgh, PA 15222	5,689,490	9.9%

Todd Barbey(7) 555 Rivergate Lane, Suite B1-105 Durango, CO 81301	3,994,216	7.0%

(1)

None of the shares in this column is known to be a share with respect to which any of the listed owners has the right to acquire beneficial ownership, as specified in Rule 13d-3(d)(1) under the Exchange Act.

(2)

The information in the above table concerning State Street Corporation (“State Street”) was obtained from a Schedule 13G filed with the SEC by State Street on February 13, 2020 reporting beneficial ownership at December 31, 2019. State Street reported having shared voting power over 8,361,653 shares and shared dispositive power over 8,777,285 shares. The Schedule 13G further disclosed SSGA Funds Management, Inc.’s shared voting power over 6,564,502 shares and shared dispositive power over 6,581,522 shares.

(3)

The information in the above table concerning BlackRock, Inc. (“BlackRock”) was obtained from a Schedule 13G/A filed with the SEC by BlackRock on February 4, 2020 reporting beneficial ownership at December 31, 2019. BlackRock reported having sole voting power over 7,049,418 shares and sole dispositive power over 7,152,235 shares.

(4)

The information in the above table concerning Capital World Investors (“Capital”) was obtained from a Schedule 13G/A filed with the SEC by Capital on February 14, 2020 reporting beneficial ownership at December 31, 2019. Capital reported having sole voting power over 6,744,210 shares and sole dispositive power over 6,744,210 shares.

(5)

The information in the above table concerning The Vanguard Group, Inc. (“Vanguard”) was obtained from a Schedule 13G/A filed with the SEC by Vanguard on February 12, 2020 reporting beneficial ownership at December 31, 2019. Vanguard reported having sole voting power over 56,114 shares, shared voting power over 9,296 shares, sole dispositive power over 5,946,856 shares, and shared dispositive power over 59,161 shares.

(6)

The information in the above table concerning PNC Bank, N.A. (“PNC Bank”) and affiliates was obtained from a Schedule 13G/A filed with the SEC by PNC Bank on February 7, 2020 reporting beneficial ownership at December 31, 2019. PNC Bank and affiliates held a total of 5,689,490 shares in various trust and agency accounts on December 31, 2019. As to all such shares, PNC Bank and its affiliates reported having sole voting power over 22,265 shares, shared voting power over 5,667,160 shares, sole dispositive power over 8,616 shares, and shared dispositive power over 5,673,763 shares. Of the total shares reported, 5,667,160 shares are held in the Barbey Family Trust accounts for which PNC Bank serves as co-trustee with Clarence Otis, Jr. and Juliana L. Chugg, who is a member of the Board. Because neither the individual trustees nor PNC Bank separately controls the decision-making of the trustees, the parties serving as trustees are not deemed to separately beneficially own the shares held in the Barbey Family Trust accounts and are not deemed to share voting or dispositive power over such shares under applicable SEC rules.

(7)

The information in the above table concerning Todd Barbey was obtained from a Schedule 13G filed with the SEC by Todd Barbey and Curtis Powers-Ackley on January 27, 2020 reporting beneficial ownership at December 18, 2019. Mr. Barbey reported having sole voting and dispositive power over 274 shares. Mr. Barbey and Mr. Powers-Ackley reported having shared voting and dispositive power over 3,993,942 shares, which shares are held in trusts for which Mr. Barbey and Mr. Powers-Ackley serve as co-trustees.

Security Ownership of Certain Beneficial Owners and Management

Common Stock Beneficial Ownership of Management

The following table reflects, as of February 18, 2020, the total beneficial ownership of Kontoor common stock of each director and nominee for director, each named executive officer, and all directors and executive officers as a group. Each named individual and all members of the group exercise sole voting and dispositive power with respect to the shares held by them, except as indicated in the footnotes. The address of all listed shareholders below is c/o Kontoor Brands, Inc., 400 N. Elm Street, Greensboro, North Carolina 27401. The percentage of Kontoor common stock beneficially owned is based on 57,036,606 shares outstanding as of February 18, 2020.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (# of shares) (1, 2)		Percent of Class
Non-employee Directors
Kathleen S. Barclay	2,679		*
Richard T. Carucci	26,118	(5)	*
Juliana L. Chugg(3)	18,105	(6)	*
Robert K. Shearer	32,561	(7)	*
Shelley Stewart, Jr.	2,679		*
Rich Williams	2,679		*

Named Executive Officers
Scott H. Baxter(4)	671,583	(8)	1.2%
Laurel Krueger	26,767		*
Christopher Waldeck	65,544		*
Thomas E. Waldron	108,274		*
Rustin Welton	117,812		*
All Directors and Executive Officers as a group (11 persons)	1,074,801		1.9%

*	Represents less than 1.0%

(1)

Shares counted as beneficially owned include phantom shares accounted for in connection with the Kontoor Deferred Savings Plan for Non-Employee Directors as to which there is no voting or dispositive power: Mr. Carucci, 1,126; Mr. Shearer, 3,711; and all directors as a group, 4,837.

(2)

Shares owned also include those that could be acquired upon exercise of the following number of stock options that are exercisable as of February 18, 2020, or within 60 days thereafter: Mr. Baxter, 514,233; Mr. Welton, 68,661; Mr. Waldron, 64,307; Mr. Waldeck, 27,664; and Ms. Krueger, 2,132; and all directors and officers as a group, 676,997.

(3)

Ms. Chugg, together with PNC Bank N.A. and Clarence Otis, Jr., act as the Trustees of the Trusts, which together are deemed to beneficially own (but the individual Trustees are not deemed to separately beneficially own) the 5,667,160 shares of Kontoor common stock. See the Common Stock Beneficial Ownership of Certain Beneficial Owners table and footnote 6 thereto. However, because neither the individual Trustees nor PNC Bank, N.A. separately controls the decision-making of the Trustees, the individuals serving as Trustees are not deemed to separately beneficially own the shares held by the Trusts and are not deemed to share voting or dispositive power over such shares under applicable SEC rules.

(4)	Mr. Baxter is also a director.

(5)	Includes 20,889 shares held by Mr. Carucci’s spouse for which he has shared voting power but no dispositive power.

(6)	Includes 954 shares held by Ms. Chugg’s spouse for which she has shared voting power but no dispositive power.

(7)	Includes 728 shares held by Mr. Shearer in his VF Savings (401k) plan for which he has dispositive power.

(8)	Includes 380 shares held by Mr. Baxter’s son as to which he has shared voting power but no dispositive power.

52

Proposal No. 2 Ratification of Appointment of Independent Registered Public Accounting Firm

PricewaterhouseCoopers LLP has been Kontoor’s independent registered public accounting firm since the Spin-Off, including for purposes of performing an audit of the financial statements included in Kontoor’s Annual Report on Form 10-K for the fiscal year ended December 28, 2019. On December 13, 2020, the Audit Committee approved the engagement of PricewaterhouseCoopers LLP to serve as Kontoor’s independent registered public accounting firm and to perform the audit of Kontoor’s financial statements and internal control over financial reporting for the fiscal year ending January 2, 2021. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and to respond to appropriate questions.

Although ratification is not required by our Bylaws or otherwise, the Board is submitting the appointment of PricewaterhouseCoopers LLP as Kontoor’s independent registered public accounting firm to our shareholders for ratification because we value our shareholders’ views on Kontoor’s independent registered public accounting firm. If shareholders do not ratify the appointment, the Audit Committee will investigate the reasons for the shareholders’ rejection and reconsider the appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Kontoor and its shareholders.

The following table presents fees for professional services rendered by PricewaterhouseCoopers LLP for the audit of our financial statements for the fiscal year ended December 28, 2019 and fees billed for other services rendered by PricewaterhouseCoopers LLP for that period. Prior to the Spin-Off, Kontoor did not separately engage an independent registered public accounting firm.

PricewaterhouseCoopers LLP performed a separate audit of VF, and performed certain other services related to us for VF for periods prior to the year ended December 28, 2019; however, fees associated with those services were paid by VF and disclosed in VF’s proxy statements.

Type of Fees	2019
Audit fees(1)	$3,855,000
Audit-related fees(2)	$25,000
Tax fees(3)	$6,000
Other fees(4)	$6,900
Total:	$3,892,900

(1)

Audit fees consisted of the audit of our consolidated financial statements, quarterly reviews of interim consolidated financial statements, and for services that are normally provided by the auditor in connection with statutory and regulatory filings and engagements.

(2)	Audit-related fees consisted primarily of social security audits and sales certificates.

(3)	Tax fees consisted primarily of tax advisory and tax compliance services.

(4)	Other fees consisted of subscriptions to an online accounting research tool.

The Audit Committee considered whether providing the non-audit services shown in this table, and the provision of audit and other services to VF for prior periods, were compatible with maintaining PricewaterhouseCoopers LLP’s independence, and concluded that they were.

The Board requires that all audit-related services and all other permissible non-audit services provided by PricewaterhouseCoopers LLP are to be pre-approved by the Audit Committee. The pre-approval policies adopted by the Audit Committee provide that annual, recurring services that will be provided by Kontoor’s independent registered public accounting firm and related fees are presented to the Audit Committee for its consideration and advance approval. Criteria are established by

Proposal No. 2 – Ratification of Appointment of Independent Registered Public Accounting Firm

the Audit Committee for its advance approval of specified categories of services and payment of fees to Kontoor’s independent registered public accounting firm for changes in scope of recurring services or additional nonrecurring services during the current year. On a quarterly basis, the Audit Committee is informed of each previously approved service performed by Kontoor’s independent registered public accounting firm and the related fees. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.

Report of the Audit Committee

The Audit Committee reports as follows with respect to the audit of Kontoor’s consolidated financial statements for the fiscal year ended December 28, 2019 (collectively, the “2019 Financial Statements”). At a meeting of the Audit Committee held on March 3, 2020, the Audit Committee (i) reviewed and discussed with management the 2019 Financial Statements; (ii) discussed with PricewaterhouseCoopers LLP the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the Securities and Exchange Commission which include, among other items, matters related to the conduct of the audit of the 2019 Financial Statements; and (iii) received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the PCAOB regarding their communications with the Audit Committee concerning independence and discussed with PricewaterhouseCoopers LLP their independence from Kontoor. Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the 2019 Financial Statements as audited by PricewaterhouseCoopers LLP be included in Kontoor’s Annual Report on Form 10-K for the fiscal year ended December 28, 2019 to be filed with the Securities and Exchange Commission.

The Audit Committee,

Robert Shearer, Chair

Richard T. Carucci

Shelley Stewart, Jr.

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Proposal No. 3 Approval of Named Executive Officer Compensation on a Non-Binding Advisory Basis (“Say-on-Pay Vote”)

In accordance with the requirements of Section 14A of the Exchange Act, and the related rules of the SEC, we are including in this Proxy Statement a separate resolution subject to a shareholder vote to approve, on a non-binding advisory basis, the compensation of Kontoor’s named executive officers as disclosed in this Proxy Statement. This proposal, commonly known as a “say-on-pay vote,” gives shareholders the opportunity to express their views on Kontoor’s named executive officer compensation. The Say-on-Pay vote is not intended to address any specific item of compensation, but rather the overall compensation of Kontoor’s named executive officers and the philosophy, policies and practices described in this Proxy Statement.

It is our belief that our ability to hire, retain and motivate employees is essential to the success of Kontoor and its shareholders. As a result, our executive compensation program is structured in the manner that we believe best serves the interests of Kontoor and its shareholders. We believe that our executive compensation program is reasonable and provides appropriate incentives to our executives to achieve results that we expect to drive shareholder value without encouraging them to take excessive risks in their business decisions.

Accordingly, shareholders are being asked to vote on the following resolution:

“RESOLVED, that the shareholders of Kontoor hereby approve, on a non-binding advisory basis, the compensation of its named executive officers, as disclosed in this Proxy Statement, including the Compensation Discussion and Analysis, the compensation tables and any other related narrative disclosures.”

While the results of the vote are non-binding and advisory in nature, the Talent and Compensation Committee and the Board intend to carefully consider the results of this vote. If there are a significant number of unfavorable votes, we will seek to understand the concerns that influenced the vote and address them in making future decisions affecting the executive compensation program.

In considering their vote, shareholders may wish to review with care the information on our compensation policies and decisions regarding the named executive officers presented under “Compensation Discussion and Analysis” beginning on page 24, as well as the discussion regarding the Talent and Compensation Committee under “Corporate Governance—Board Committees—Talent and Compensation Committee” beginning on page 19.

Proposal No. 4 Approval of the Frequency of Future Say-on-Pay Votes on a Non-binding Advisory Basis

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, we are including in these proxy materials a separate resolution subject to a shareholder vote to recommend, on a non-binding advisory basis, whether a non-binding shareholder vote to approve the compensation paid to our named executive officers should occur every one, two or three years. Shareholders are not voting to approve or disapprove of the Board’s recommendation. Rather, shareholders are being asked to express their preference regarding the frequency of future Say-on-Pay votes. While the results of the vote are non-binding and advisory in nature, the Board intends to carefully consider the results of the vote.

We recommend that our shareholders select a frequency of every one year. We believe that this frequency is appropriate because it will enable our shareholders to vote, on a non-binding advisory basis, on the most recent executive compensation information that is presented in our proxy statement, leading to a more meaningful and coherent communication between us and our shareholders on the compensation of our named executive officers. An annual advisory vote on executive compensation is consistent with our goal of seeking input from, and engaging in discussions with, our shareholders as we formulate the compensation philosophy, policies and practices of executive compensation as an independent public company following the Spin-Off.

Although we believe that holding a Say-on-Pay vote every year will reflect the right balance of considerations in the normal course, we intend to periodically reassess that view and may provide for a Say-on-Pay vote on executive compensation on a less frequent basis if changes in our compensation programs or other circumstances suggest that doing so would be appropriate.

In considering their vote, shareholders may wish to review with care the information on our compensation policies and decisions regarding the named executive officers presented under “Compensation Discussion and Analysis” beginning on page 24, as well as the discussion regarding the Talent and Compensation Committee under “Corporate Governance—Board Committees—Talent and Compensation Committee” beginning on page 19.

56

Additional Information

Solicitation of Proxies

The accompanying proxy is solicited by and on behalf of the Board, whose notice of meeting is attached to this Proxy Statement. Kontoor will bear the entire cost of this proxy solicitation. In addition to the use of mail, proxies may be solicited in person, by telephone or by email by directors, officers and other employees of Kontoor without additional compensation for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries. We will reimburse such persons for their reasonable expenses in connection therewith.

Kontoor has engaged D.F. King & Co., Inc. to assist in the solicitation of proxies and to provide related advice and informational support. The anticipated cost to Kontoor of such services is not expected to exceed $7,500 in the aggregate.

Shareholder Proposals and Nominations for the 2021 Annual Meeting of Shareholders

Shareholders may nominate directors for election to the Board and make other proposals to be considered at the 2021 annual meeting of shareholders (the “2021 Annual Meeting”). In accordance with Kontoor’s Bylaws, notice of any director nominations for election to the Board at the 2021 Annual Meeting or any other proposal for consideration at the 2021 Annual Meeting must be in writing and delivered to, or mailed and received by, the Corporate Secretary of Kontoor at 400 N. Elm Street, Greensboro, North Carolina 27401 no earlier than December 22, 2020 and no later than January 21, 2021. However, if the 2021 Annual Meeting is advanced more than 30 days prior to the first anniversary of the Annual Meeting, or delayed more than 70 days after the first anniversary of the Annual Meeting, then notice must be received by Kontoor no earlier than the 120th day prior to the 2021 Annual Meeting and no later than the later of 70 days prior to the date of the 2021 Annual Meeting or the 10th day following the day on which public announcement of the date of the 2021 Annual Meeting is first made by Kontoor. Kontoor’s Bylaws also specify requirements relating to the content of the notice that shareholders must provide in order for a director nomination or other proposal to be properly brought before the 2021 Annual Meeting. Shareholder proposals submitted pursuant to SEC Rule 14a-8 must be received by us by November 11, 2020.

Householding

Under SEC rules, a single Notice or Annual Report and Proxy Statement may be sent to any household at which two or more Kontoor shareholders reside if they appear to be members of the same family. Each shareholder receiving physical copies of the proxy materials continues to receive a separate proxy card. This procedure, referred to as “householding,” reduces the volume of duplicate information shareholders receive and reduces mailing and printing expenses for Kontoor. Brokers with accountholders who are Kontoor shareholders may be householding our proxy materials. As indicated in the Notice previously provided by these brokers to our shareholders, a single Notice or Annual Report and Proxy Statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from an affected shareholder. Once you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Notice or Annual Report and Proxy Statement, please notify your broker so that separate copies may be delivered to you. Shareholders who currently receive multiple copies of the Notice or Annual Report and Proxy Statement at their address who would prefer to receive a single copy should contact their broker.

Additional Information

Other Matters

The Board is not aware of any matter that is intended to be brought before the Annual Meeting other than the matters described in this Proxy Statement and does not intend to bring any other matters before the Annual Meeting. However, if any other matter should properly come before the Annual Meeting, the persons named in the proxy card will be authorized to vote thereon on behalf of the shareholders in their discretion and intend to vote the same according to their best judgment.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING.

By Order of the Board of Directors

Laurel Krueger

Executive Vice President, General Counsel and Corporate Secretary

Dated: March 11, 2020

58

Appendix A

Kontoor Brands, Inc.

Independence Standards of The Board of Directors

To be considered independent under the listing standards of the NYSE, the Board must determine that a director does not have any direct or indirect (as a partner, shareholder or officer of an organization that has a relationship with Kontoor) material relationship with Kontoor by broadly considering all relevant facts and circumstances. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others. The Board’s determination of each director’s independence will be disclosed annually in Kontoor’s proxy statement. The Board has established the following categorical standards to assist it in determining director independence in accordance with the NYSE rules:

•

No director who is an employee, or whose immediate family member is an executive officer, of Kontoor can be considered independent until three (3) years after termination of such employment relationship.

•

No director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of Kontoor can be considered independent until three (3) years after the end of the affiliation or employment or the auditing relationship.

•

No director can be considered independent if he or she is employed, or if his or her immediate family member is employed, as an executive officer of another company where any of Kontoor’s present executives serve on the other company’s compensation committee until three (3) years after the end of such service or employment relationship.

•

No director can be considered independent if he or she receives, or his or her immediate family member receives, more than $120,000 in any twelve (12)-month period in direct compensation from Kontoor, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), until three (3) years after he or she or his or her immediate family member ceases to receive more than $120,000 per year in such compensation.

•

No director can be considered independent if he or she is an employee, or if his or her immediate family member is an executive officer, of another company not including a charitable organization (or an immediate family member of the director is an executive officer of such company) that makes payments to, or receives payments from, Kontoor for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million and 2% of such other company’s consolidated gross revenues until three (3) years after falling below such threshold.

•

Kontoor will disclose, in its annual proxy statement, any charitable contributions made by Kontoor to a charitable organization if the charitable organization is one in which a Kontoor director serves as an executive officer and, within the preceding three (3) years, charitable contributions made by Kontoor in any single fiscal year exceed the greater of $1 million and 2% of such charitable organization’s consolidated gross revenues. This disclosure does not automatically result in a determination against that director’s independence; however, the Board will consider the materiality of this relationship in its overall affirmative determination of that director’s independence.

•	The Board, as part of its self-evaluation, will review all commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships between Kontoor and its directors.

•

For relationships not qualifying within the above guidelines, the determination of whether the relationship is material, and therefore whether the director is independent, shall be made by the Board. Kontoor will explain in its subsequent proxy statement the basis for any Board determination that a relationship was immaterial despite the fact that it did not meet the categorical standards of immateriality set forth in the above guidelines.

In addition, members of the Audit Committee of the Board and the Talent and Compensation Committee are subject to heightened standards of independence under the NYSE rules and the SEC rules and regulations.

A- 1

ANNUAL MEETING OF KONTOOR BRANDS, INC.
Date: April 21, 2020
Time: 11:00 a.m., Eastern Time
Place: Hyatt Place Greensboro/Downtown 300 N. Eugene Street, Greensboro, North Carolina 27401
Please make your marks like this: ☒ Use dark black pencil or pen only
The Board of Directors recommends a vote FOR each of the nominees in Proposal No. 1, FOR Proposal Nos. 2 and 3 and for ONE YEAR on Proposal No. 4.

1:	To elect two Class I directors for a term ending at our 2023 annual meeting of shareholders
		For		Withhold		Directors Recommend
	01 Juliana Chugg	☐		☐		For
	02 Shelley Stewart, Jr.	☐		☐		For

		For	Against	Abstain

2:	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending January 2, 2021.	☐	☐	☐		For

3:	To approve the compensation of our named executive officers as disclosed in our proxy statement.	☐	☐	☐		For
		1 year	2 years	3 years	Abstain	1
4:	To vote on the frequency of future advisory votes on the compensation of our named executive officers.	☐	☐	☐	☐	Year

To attend the meeting and vote your shares in person, please mark this box. ☐

Authorized Signatures - This section must be
completed for your Instructions to be executed.

Please Sign Here	Please Date Above

Please Sign Here	Please Date Above

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Annual Meeting of Kontoor Brands, Inc. to be held on Tuesday, April 21, 2020 for Holders as of February 18, 2020 This proxy is being solicited on behalf of the Board of Directors

INTERNET	VOTE BY:	TELEPHONE

Go To www.proxypush.com/KTB • Cast your vote online. • View Meeting Documents.	OR MAIL	866-390-5386 • Use any touch-tone telephone. • Have your Proxy Card/Voting Instruction Form ready. • Follow the simple recorded instructions.

                    OR             • Mark, sign and date your Proxy Card/Voting Instruction Form.

                                       • Detach your Proxy Card/Voting Instruction Form.

                                       • Return your Proxy Card/Voting Instruction Form in the

                                         postage-paid envelope provided.

The undersigned hereby appoints Scott Baxter and Laurel Krueger, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of common stock of Kontoor Brands, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED “FOR” EACH OF THE NOMINEES IN PROPOSAL NO. 1, “FOR” PROPOSAL NOS. 2 AND 3 AND FOR “ONE YEAR” ON PROPOSAL NO. 4.

All votes for 401(k) participants must be received by 5:00 P.M., Eastern Time, April 16, 2020.

PROXY TABULATOR FOR KONTOOR BRANDS, INC. P.O. BOX 8016 CARY, NC 27512-9903

Proxy — Kontoor Brands, Inc.

Annual Meeting of Shareholders

April 21, 2020, 11:00 a.m., Eastern Time

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned appoints Scott Baxter and Laurel Krueger (the “Named Proxies”) and each of them as proxies for the undersigned, with full power of substitution, to vote the shares of common stock of Kontoor Brands, Inc., a North Carolina corporation (“the Company”), the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at Hyatt Place Greensboro/ Downtown, 300 N. Eugene Street, Greensboro, North Carolina 27401 on Tuesday, April 21, 2020 at 11:00 a.m., Eastern Time and all adjournments thereof.

The purpose of the Annual Meeting is to take action on the following:

1.  To elect two Class I directors for a term ending at our 2023 annual meeting of shareholders;

2.  To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending January 2, 2021;

3.  To approve the compensation of our named executive officers as disclosed in our proxy statement;

4.  To vote on the frequency of future advisory votes on the compensation of our named executive officers; and

5.  To transact such other business as may properly come before the meeting and any adjournments thereof.

The Board of Directors of the Company recommends a vote “FOR” each of the nominees in Proposal No. 1, “FOR” Proposal Nos. 2 and 3 and for “ONE YEAR” on Proposal No. 4.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” each of the nominees in Proposal No. 1, “FOR” Proposal Nos. 2 and 3 and for “ONE YEAR” on Proposal No. 4. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign and return this card.